Item 27.  Exhibit (d) i. 1.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

Massachusetts Mutual Life Insurance Company (Company) will make annuity payments, in accordance with the provisions of this Contract.

This Contract is issued by the Company at its Home Office, 1295 State Street, Springfield, Massachusetts 01111-0001, on the Issue Date. The Contract is issued in exchange for the payment of the initial Purchase Payment.

RIGHT TO EXAMINE CONTRACT: [ The Contract Owner has the right to return this Contract. This Contract may be returned to the Company for any reason within ten (10) calendar days after its receipt by the Contract Owner. It may be returned by delivering or mailing it to the Company at its Annuity Service Center. When this Contract is received by the Company it will be voided as if it had never been in force. Upon its return, the Company will refund, within seven days, the Contract Value next computed after receipt of this Contract by the Company at its Annuity Service Center. This may be more or less than the Purchase Payment(s). ]

THIS IS A LEGAL CONTRACT BETWEEN
THE CONTRACT OWNER AND THE COMPANY

READ YOUR CONTRACT CAREFULLY

SECRETARY	PRESIDENT

INDIVIDUAL VARIABLE DEFERRED ANNUITY CONTRACT
WITH FLEXIBLE PURCHASE PAYMENTS
Nonparticipating

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TMLS	1	09-01

TMLS	2	09-01

TMLS	3	09-01

INSERT SCHEDULE PAGES 4A+ HERE

TMLS	4	09-01

DEFINITIONS

ACCUMULATION PERIOD	The period during which Purchase Payments may be made.

ACCUMULATION UNIT	A unit of measure used to determine the value of the Contract Owner’s interest in a Sub-Account of the Separate Account during the Accumulation Period.

AGE	The age of any Contract Owner or Annuitant on his/her birthday nearest the date for which age is being determined.

ANNUITANT	The primary person upon whose life Annuity Payments are to be made. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE	The date on which any Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY PAYMENTS	The series of payments that will be made pursuant to any Annuity Option selected.

ANNUITY OPTIONS	Options available for Annuity Payments.

ANNUITY PERIOD	The period which begins on the Annuity Date and ends with the last Annuity Payment.

ANNUITY SERVICE CENTER
The office indicated on the Contract Schedule of this Contract, or other location(s) specified by the Company to which notices, requests and Purchase Payments must be sent. All sums payable by the Company under this Contract are payable only from the Annuity Service Center, or other location(s) specified by the Company.

ANNUITY UNIT	A unit of measure used to determine the amount of each Variable Annuity Payment after the Annuity Date.

BENEFICIARY	The person(s) or entity(ies) designated to receive the death benefit provided by this Contract.

CONTRACT ANNIVERSARY	An anniversary of the Issue Date of this Contract.

CONTRACT SCHEDULE DATE	The effective date of any Contract Schedule. A Contract Schedule bearing the latest Schedule Date will supersede all previous Contract Schedules.

CONTRACT OWNER	The person(s) or entity(ies) entitled to the ownership rights stated in this Contract.

CONTRACT VALUE	The sum of the Contract Owner’s interest in the Sub-Accounts of the Separate Account during the Accumulation Period.

TMLS	5	09-01

CONTRACT YEAR	The first Contract Year is the annual period which begins on the Issue Date. Subsequent Contract Years begin on each anniversary of the Issue Date.

ELIGIBLE INVESTMENT	An investment entity shown on the Contract Schedule into which assets of the Separate Account will be invested.

FIXED ANNUITY	A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT	The Company’s general investment account which contains all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

ISSUE DATE	The date on which this Contract became effective.

NET PURCHASE PAYMENT	A Purchase Payment less any Premium Tax assessed by any state or other jurisdiction.

PREMIUM TAX	A tax imposed by certain states and other jurisdictions when a Purchase Payment is made, when Annuity Payments begin, or when the Contract is surrendered.

PURCHASE PAYMENT	During the Accumulation Period, a payment made by or on behalf of a Contract Owner with respect to this Contract.

RIDER EFFECTIVE DATE	The effective date of any Rider as indicated on the Contract Schedule.

SEPARATE ACCOUNT	The Company’s Separate Account(s) designated on the Contract Schedule.

SERIES	A segment of an Eligible Investment which constitutes a separate and distinct class of shares into which assets of a Sub-Account will be invested.

SUB-ACCOUNT
Separate Account assets are divided into Sub-Accounts which are listed on the Contract Schedule. Assets of each Sub-Account will be invested in shares of an Eligible Investment or a Series of an Eligible Investment.

VALUATION DATE	Each day on which the Company, the New York Stock Exchange (“NYSE”) and the Eligible Investments are open for business.

VALUATION PERIOD	The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

TMLS	6	09-01

VARIABLE ANNUITY	An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Separate Account.

WRITTEN REQUEST	A request in writing, in a form satisfactory to the Company, which is received by the Annuity Service Center.

TMLS	7	09-01

PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

The initial Purchase Payment is due on the Issue Date. The minimum and maximum subsequent and total Purchase Payments are shown on the Contract Schedule. The Company reserves the right to reject any Purchase Payment.

SUBSEQUENT PURCHASE PAYMENTS

Subject to the minimum subsequent and maximum total shown on the Contract Schedule, the Contract Owner may make subsequent Purchase Payments.

ALLOCATION OF PURCHASE PAYMENTS

The allocation of the initial Net Purchase Payment is made in accordance with the selection made by the Contract Owner at the time the Contract is issued. Unless otherwise changed by Written Request by the Contract Owner, subsequent Net Purchase Payment(s) are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Contract Schedule. The Company has reserved the right to allocate initial Purchase Payments to the Money Market Sub-Account until the expiration of the Right to Examine Contract period.

SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT

The Separate Account is designated on the Contract Schedule and consists of assets set aside by the Company, which are kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-Accounts. The Sub-Accounts which are available under this Contract are listed in the Contract Schedule. The assets of the Sub-Accounts are allocated to the Eligible Investment(s) and the Series, if any, within an Eligible Investment shown on the Contract Schedule. The Company may, from time to time, add additional Eligible Investments or Series to those shown on the Contract Schedule. The Contract Owner may be permitted to transfer Contract Values or allocate Net Purchase Payments to the additional Eligible Investments or Series. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Eligible Investment(s) or any Series within an Eligible Investment become unavailable for investment by the Separate Account, or the Company deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or may substitute shares of another Eligible Investment or Series for shares already purchased under this Contract.

TMLS	8	09-01

VALUATION OF ASSETS

The assets of the Separate Account are valued at their fair market value in accordance with procedures of the Company.

ACCUMULATION UNITS

During the Accumulation Period, Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or cancelled once it receives the necessary information to completely process the transaction. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Annuity Service Center.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account was arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current Valuation Period.

The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:

A is	(i) the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the current Valuation Period; plus

(ii) any dividend per share declared on behalf of such Eligible Investment or Series that has an ex-dividend date within the current Valuation Period; less

(iii) the cumulative charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-Account.

B is	the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the immediately preceding Valuation Period.

C is	the cumulative unpaid charge for the Mortality and Expense Risk Charge, and the Administrative Charge which are shown on the Contract Schedule.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

TMLS	9	09-01

MORTALITY AND EXPENSE RISK CHARGE

Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE CHARGE

Each Valuation Period, the Company deducts an Administrative Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Contract and the Separate Account.

MORTALITY AND EXPENSE GUARANTEE

The Company guarantees that the Annuity Rates after the first Annuity Payment will not be affected by variations in mortality experience.

ANNUAL CONTRACT MAINTENANCE CHARGE

DEDUCTION FOR ANNUAL CONTRACT MAINTENANCE CHARGE

The Company deducts an Annual Contract Maintenance Charge from the Contract Value or Annuity Payments to reimburse it for expenses relating to maintenance of this Contract. The Annual Contract Maintenance Charge is shown on the Contract Schedule.

TRANSFER PROVISIONS

TRANSFERS DURING THE ACCUMULATION PERIOD

Subject to any limitations imposed by the Company on the number of transfers, shown on the Contract Schedule, that can be made during the Accumulation Period, the Contract Owner may transfer all or part of the Contract Owner’s interest in a Sub-Account by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Contract Schedule. All transfers are subject to the following:

1.
If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Contract Owner’s interest in the Sub-Account from which the transfer is made. However, if the Contract Owner’s entire interest in a Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If Contract Values are being transferred from more than one Sub-Account, any Transfer Fee will be allocated to those

TMLS	10	09-01

Sub-Accounts on a pro-rata basis in proportion to the amount transferred from each Sub-Account.

2.	The minimum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account is shown on the Contract Schedule.

3.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the Written Request for transfer is received at the Annuity Service Center.

TRANSFERS DURING THE ANNUITY PERIOD

During the Annuity Period, the Contract Owner may make transfers, by Written Request, as follows:

1.
The Contract Owner may make transfers between Sub-Accounts, subject to any limitations imposed by the Company on the number of transfers, shown on the Contract Schedule, that can be made. If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the next payment to be made.

2.
The Contract Owner may, once each Contract Year, make a transfer from one or more Sub-Accounts to the General Account. The Contract Owner may not make a transfer from the General Account to the Separate Account.

3.
Transfers between Sub-Accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

The amount transferred to the General Account from a Sub-Account will be based on the value of the payments being transferred from that Sub-Account. Transfers to the General Account will be made by converting the Annuity Units being transferred to purchase fixed Annuity Payments under the Annuity Option in effect and based on the Age of the Annuitant at the time of the transfer.

4.
The minimum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account is shown on the Contract Schedule. The minimum transfer amount and the minimum amount remaining are based on the value of the payments, the Annuity Option in effect and the Age of the Annuitant at the time of the transfer.

5.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

TMLS	11	09-01

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.

WITHDRAWAL PROVISIONS

WITHDRAWAL

During the Accumulation Period, the Contract Owner may, upon Written Request, make a total or partial withdrawal of the Contract Withdrawal Value. The Contract Withdrawal Value is:

1.	the Contract Value as of the end of the Valuation Period during which a Written Request for a withdrawal is received; less

2.	any applicable Premium Taxes not previously deducted; less

3.	the Contingent Deferred Sales Charge, if any; less

4.	the Withdrawal Charge, if any; less

5.	the Annual Contract Maintenance Charge, if any; less

6.	any Purchase Payments credited to the Contract when based upon payments that have not cleared the drawer bank.

A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-Account in the ratio that the Contract Owner’s interest in the Sub-Account bears to the total Contract Value. The Contract Owner must specify by Written Request in advance which Sub-Account Units are to be canceled if other than the above method is desired. If the Contract Owner makes a total withdrawal, all of the Contract Owner’s rights and interests in the Contract will terminate.

The Company will pay the amount of any withdrawal within seven (7) calendar days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the minimum amount shown on the Contract Schedule. The Contract Value which must remain in the Contract after a partial withdrawal is shown on the Contract Schedule. The Company reserves the right to limit the number of partial withdrawals that can be made from a Contract. The current number of partial withdrawals permitted is shown on the Contract Schedule.

CONTINGENT DEFERRED SALES CHARGE

A Contingent Deferred Sales Charge (CDSC) may be deducted in the event of a withdrawal of all or a portion of the Contract Value. The Free Withdrawal Amount is an amount which is not subject to the CDSC. The CDSC and Free Withdrawal Amounts are shown on the Contract Schedule.

TMLS	12	09-01

WITHDRAWAL CHARGE

A service fee (Withdrawal Charge) may be deducted in the event of a withdrawal. The Withdrawal Charge is shown on the Contract Schedule.

PROCEEDS PAYABLE ON DEATH

DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD

Upon the death of the Contract Owner or a Joint Contract Owner during the Accumulation Period, the death benefit will be paid to the Beneficiary designated by the Contract Owner. Upon the death of a Joint Contract Owner, the surviving Joint Contract Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death benefit payout options below. If the primary Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract at the then current Death Benefit Amount in his or her own name and exercise all the Contract Owner’s rights under the Contract. The right to continue the Contract by a surviving spouse can only be exercised once while the Contract is in effect. If no election is made within 60 days of receipt of due proof of death, the surviving spouse will be considered to have continued the Contract in his or her own name.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

The death benefit during the Accumulation Period will be the Contract Value determined and paid as of the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method.

DEATH BENEFIT PAYOUT OPTIONS DURING THE ACCUMULATION PERIOD

A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Contract Owner during the Accumulation Period:

Option 1 -	lump sum payment of the death benefit; or

Option 2 -	payment of the entire death benefit within 5 years of the date of the death of the Contract Owner; or

Option 3 -
payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Contract Owner or any Joint Contract Owner.

Any portion of the death benefit not applied under Option 3 within one year of the date of the Contract Owner’s death must be distributed within five years of the date of death.

TMLS	13	09-01

A spousal Beneficiary may elect to continue the Contract in his or her own name, or elect option 1 or 3 above.

If a lump sum payment is requested, the amount will be paid within seven (7) calendar days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death by the Company.

DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD

If the Contract Owner or a Joint Contract Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Contract Owner’s death. Upon the death of a Contract Owner during the Annuity Period, the Beneficiary becomes the Contract Owner.

DEATH OF ANNUITANT

Upon the death of the Annuitant, who is not a Contract Owner, during the Accumulation Period, the Contract Owner may designate a new Annuitant, subject to the Company’s underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Contract Owner will become the Annuitant. If the Contract Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Contract Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant on or after the Annuity Date, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant’s death.

PAYMENT OF DEATH BENEFIT

The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

1.	a certified death certificate; or

2.	a certified decree of a court of competent jurisdiction as to the finding of death; or

3.	any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable laws or regulations governing death benefit payments.

TMLS	14	09-01

BENEFICIARY

The Beneficiary designation in effect on the Issue Date will remain in effect until changed. Unless the Contract Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

1.	to the Primary Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; or if there are none

2.	to the Contingent Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; or if there are none

3.	to the estate of the Contract Owner.

In the event no Beneficiary designation is on record at the time of death, the beneficiary will be the estate of the Contract Owner. Beneficiaries may be named irrevocably. A change of Beneficiary requires the consent of any irrevocable Beneficiary. If an irrevocable Beneficiary is named, the Contract Owner retains all other contractual rights.

CHANGE OF BENEFICIARY

Subject to the rights of any irrevocable Beneficiary(ies), the Contract Owner may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). Any change must be made by Written Request. The change will take effect as of the date the notice is signed. The Company will not be liable for any payment made or action taken before it records the change.

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments for a withdrawal or transfer for any period when:

1.	the New York Stock Exchange is closed (in addition to customary weekend and holiday closings);

2.	trading on the New York Stock Exchange is restricted;

3.
an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account’s net assets; or

4.	during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in 2 and 3 exist.

TMLS	15	09-01

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

ANNUITANT

The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Contract Owner at the Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a Contract which is owned by a non-natural person. Any change of Annuitant is subject to the Company’s underwriting rules then in effect.

CONTRACT OWNER

The Contract Owner has all rights under this Contract. The Contract Owner is designated as such on the Issue Date, unless changed.

The Contract Owner may change owners at any time prior to the Annuity Date by Written Request. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. The change will become effective as of the date the Written Request is signed. A new designation of Contract Owner will not apply to any payment made or action taken by the Company prior to the time it was received.

JOINT CONTRACT OWNERS

The Contract can be owned by Joint Contract Owners. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

If the Contract is owned by Joint Contract Owners, the Age of the oldest Joint Contract Owner will be used to determine all applicable benefits.

Both Joint Contract Owner signatures will be required to exercise any contractual right.

ASSIGNMENT OF THE CONTRACT

A Written Request by the Contract Owner specifying the terms of an assignment of this Contract must be provided to the Annuity Service Center. Until the Written Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in this Contract by assignment, agreement, or otherwise.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with the Company’s consent.

If this Contract is assigned, the Contract Owner’s rights may only be exercised with the consent of the assignee of record.

TMLS	16	09-01

GENERAL PROVISIONS

THE CONTRACT

The entire Contract consists of this Contract, the application if any, and any riders, amendments or endorsements attached to this Contract.

CONTRACT CHANGES BY THE COMPANY

The Company reserves the right to amend this Contract to meet the requirements of any applicable federal or state laws or regulations, or as otherwise provided in this Contract. The Company will notify the Contract Owner in writing of such amendments.

Any changes to this Contract by the Company must be signed by an authorized officer of the Company. Agents of the Company have no authority to alter or modify any of the terms, conditions, agreements of this Contract, or to waive any of its provisions.

CONTRACT CHANGES BY THE CONTRACT OWNER

The Contract Owner may, subject to the Company’s underwriting rules then in effect and in accordance with the provisions of this Contract, by Written Request:

1.	change the Contract Owner;

2.	change the Annuity Date and/or the Annuity Option at any time up to thirty (30) calendar days before the current Annuity Date, provided the Annuitant is then living;

3.	change the Beneficiary; or

4.	change the Annuitant, prior to the Annuity Date.

A change of Annuitant, Annuity Date and Annuity Option will take effect on the date the Written Request is received.

The Company will not be responsible for the tax consequences of any Contract Owner change.

TMLS	17	09-01

CONTRACT TERMINATION

This Contract will terminate upon the occurrence of any of the following events:

1.	the date of the last Annuity Payment;

2.	the date payment is made of the entire Contract Value;

3.	the date of the last death benefit payment to the last Beneficiary;

4.	the date the Contract is returned under the Right to Examine Contract provision.

In addition, the Company reserves the right to terminate this Contract if:

•	No Purchase Payment has been made for at least two consecutive years measured from the date we received the last Purchase Payment; and

•	Each of the following amounts is less than $2,000 on the date we send notice of our election to terminate this Contract:

1.	The Contract Value less any Premium Tax deducted;

2.	The Contract Withdrawal Value; and

3.	The sum of all Purchase Payments made into the Contract adjusted for any partial withdrawals.

If the Company exercises this right, a written notice of termination will be sent to the Contract Owner at the last known address shown in our records. This notice will state that the Contract will terminate 30 days after we have mailed the notice unless we receive a Purchase Payment that brings the Contract Value (less any Premium Tax) to at least $2,000 before that time. If the Contract is terminated pursuant to the reserved right to terminate this Contract, we will pay the Contract Withdrawal Value to the Contract Owner.

INCONTESTABILITY

The Company cannot contest this Contract during the lifetime of the Contract Owner or Annuitant after it has been in force for a period of two years from the Issue Date.

MISSTATEMENT OF AGE OR SEX

If the Annuitant’s Age or sex has been incorrectly stated, the Annuity Payment payable will be that which the Contract Value, reduced by any applicable Premium Tax, Annual Contract Maintenance Charge, and Contingent Deferred Sales Charge, would have purchased at the correct Age and sex. After correction, the Annuitant will receive the sum of any underpayments made by the Company within thirty (30) calendar days. The amount of any overpayments made by the Company will be charged against the payment(s) following the correction. For any other Contract Value for which Age or sex has been incorrectly stated, such values will be adjusted to reflect the correct Age and sex.

TMLS	18	09-01

NON-BUSINESS DAYS

If the due date or Valuation Date for any activity required by the Contract falls on a non-business day for the Company, performance will be rendered on the first business day following such due date or Valuation Date.

NON-PARTICIPATING

This Contract is non-participating and will not share in any surplus earnings of the Company. No dividends are payable on this Contract.

PROTECTION OF PROCEEDS

To the extent permitted by law, all payments under this Contract shall be free from legal process and the claim of any creditor if the person is entitled to them under this Contract. No payment and no amount under this Contract can be taken or assigned in advance of its payment date unless the Company receives the Contract Owner’s written consent.

REGULATORY REQUIREMENTS

All values payable under this Contract will not be less than the minimum benefits required by the laws and regulations of the state for which the Contract is issued.

REPORTS

Each year the Company will provide to the Contract Owner an accounting of Purchase Payments, transfers, withdrawals, charges applicable to this Contract, and any other information required under state or federal law.

PREMIUM AND OTHER TAXES

Any Premium Taxes relating to this Contract may be deducted from the Purchase Payments or Contract Value when incurred. The Company will, in its sole discretion, determine when Premium Taxes have resulted from the investment experience of the Separate Account, receipt by the Company of the Purchase Payments, or commencement of Annuity Payments. The Company may, at its sole discretion, pay such Premium Taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date.

The Company will deduct any withholding taxes required by applicable law. The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient.

TMLS	19	09-01

ANNUITY PROVISIONS

ANNUITY GUIDELINES

Once the Contract reaches the Annuity Date, the following guidelines apply:

1.
The Contract Owner may elect to have all or part of the Contract Value applied to provide a Variable Annuity, a Fixed Annuity, or a combination Fixed and Variable Annuity. If a combination is elected, the Contract Owner must specify what part of the Contract Value is to be applied to the Fixed and Variable options.

2.
The amount applied to an Annuity Option on the Annuity Date, excluding any death benefit proceeds applied to an Annuity Option, is equal to the Contract Value minus any applicable Premium Tax, Annual Contract Maintenance Charge and Contingent Deferred Sales Charge shown on the Contract Schedule.

3.	The minimum amount that may be applied under any Annuity Option, and the minimum periodic Annuity Payment allowed, are set forth on the Contract Schedule in the Annuity Guideline Parameters.

4.
The Contract Owner may select an Annuity Date at the Issue Date. The Contract Owner may change the Annuity Date at any time up to thirty (30) calendar days prior to the current Annuity Date by Written Request. Any Annuity Date selected is subject to the Annuity Guideline Parameters set forth on the Contract Schedule.

5.
If no Annuity Option has been chosen at least thirty (30) calendar days before the Annuity Date, the Company will make payments to the Annuitant under Option B, with 10 years of payments guaranteed. Unless specified otherwise, the Contract Value shall be used to provide a Variable Annuity.

ANNUITY PAYMENTS

The Company will make Annuity Payments beginning on the Annuity Date, provided no death benefit has become payable and the Contract Owner has by Written Request selected an available Annuity Option and payment schedule. Except as otherwise agreed to by the Contract Owner and the Company, Annuity Payments will be payable monthly. The Annuity Option and frequency of Annuity Payments may not be changed by the Contract Owner after Annuity Payments begin. Unless the Contract Owner specifies otherwise, the payee of the Annuity Payments shall be the Annuitant.

If the amount of the Annuity Payment will depend on the Age or sex of the Annuitant, the Company reserves the right to ask for satisfactory proof of the Annuitant’s (or Joint Annuitant’s, if any) Age and sex. The Company reserves the right to delay Annuity Payments until acceptable proof is received.

TMLS	20	09-01

FIXED ANNUITY

A Fixed Annuity provides for payments which do not fluctuate based on investment performance.

The Fixed Annuity shall be determined by applying the Annuity Purchase Rates set forth in the Fixed Annuity Rate Tables below to the portion of the Contract Value allocated to the Fixed Annuity Option selected by the Contract Owner.

VARIABLE ANNUITY

A Variable Annuity provides for payments which may fluctuate based on the investment performance of the Sub-Accounts of the Separate Account. Variable Annuity Payments will be based on the allocation of the Contract Value among the Sub-Accounts.

ANNUITY UNITS AND PAYMENTS

The dollar amount of each Variable Annuity payment depends on the number of Annuity Units credited to that Annuity Option, and the value of those Units. The number of Annuity Units is determined as follows:

1.
The number of Annuity Units credited in each Sub-Account will be determined by dividing the product of the portion of the Contract Value to be applied to the Sub-Account and the Annuity Purchase Rate by the value of one Annuity Unit in that Sub-Account on the Annuity Date. The purchase rates are set forth in the Variable Annuity Rate Tables.

2.
For each Sub-Account, the amount of each Annuity Payment equals the product of the Annuitant’s number of Annuity Units and the Annuity Unit Value on the payment date. The amount of each payment may vary.

ANNUITY UNIT VALUE

The value of any Annuity Unit for each Sub-Account of the Separate Account was arbitrarily set initially at $10.

The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

1.	The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

2.
The result in (1) is then divided by an assumed investment factor. The assumed investment rate factor equals 1.00 plus the assumed investment rate for the number of days since the preceding Valuation Date. The assumed investment rate is based on an effective annual rate of 4%.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

TMLS	21	09-01

ANNUITY OPTIONS

The Contract Owner may choose periodic fixed and/or variable Annuity Payments under any of the Annuity Options described below. The Company may consent to other plans of payment in addition to those described.

The following Annuity Options are available:

Annuity Option A - Life Income

Periodic payments will be made as long as the Annuitant lives.

Annuity Option B - Life Income with Period Certain

Periodic payments will be made for a guaranteed period, or as long as the Annuitant lives, whichever is longer. The guaranteed period may be five (5), ten (10) or twenty (20) years. If the Beneficiary does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the guaranteed annuity payments remaining commuted and paid in a lump sum.

Annuity Option C - Joint and Last Survivor Annuity

Periodic payments will be made during the joint lifetime of two Annuitants continuing in the same amount during the lifetime of the surviving Annuitant.

Annuity Option D - Joint and 2/3 Survivor Annuity

Periodic payments will be made during the joint lifetime of two Annuitants. Payments will continue during the lifetime of the surviving Annuitant and will be computed on the basis of two-thirds of the annuity payment (or Units) in effect during the joint lifetime.

Annuity Option E - Period Certain Annuity

Periodic payments will be made for a specified period. The specified period must be at least five (5) years and cannot be more than thirty (30) years. If the Contract Owner does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the remaining payments commuted and paid in a lump sum or as an Annuity Option purchased at the date of such election.

TMLS	22	09-01

ANNUITY RATES

FIXED ANNUITY RATES

Notes to Tables

Table 1 - Annuity Options A and B
Table 2 - Annuity Option C
Table 3 - Annuity Option D
Table 4 - Annuity Option E

Note 1:
If the single premium immediate annuity rates offered by the Company and designated by the Company for this purpose on the Annuity Date are more favorable than the minimum guaranteed rates used to develop Tables 1, 2, 3 or 4, those rates will be used.

Note 2:
The 1983 Table “a” mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.

Note 3:	The Annuity Option rates shown in Tables 1, 2, 3, and 4 are based on an effective annual interest rate of 3%.

Note 4:	Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The following tables show Annuity Option rates based on age nearest birthday.

Note 5:	The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

TMLS	23	09-01

FIXED ANNUITY RATES
TABLE 1 - OPTIONS A & B
MONTHLY PAYMENT PER $1,000

MALE					FEMALE
Age	Life Only	Years Certain & Life			Life Only	Years Certain & Life			Age
		5	10	20		5	10	20
50	3.94	3.93	3.91	3.84	3.64	3.64	3.63	3.60	50
51	4.00	3.99	3.97	3.89	3.69	3.69	3.68	3.64	51
52	4.07	4.06	4.04	3.94	3.74	3.74	3.73	3.69	52
53	4.13	4.13	4.10	4.00	3.80	3.79	3.78	3.74	53
54	4.21	4.20	4.17	4.06	3.85	3.85	3.84	3.79	54

55	4.29	4.28	4.25	4.11	3.92	3.91	3.90	3.84	55
56	4.37	4.36	4.32	4.17	3.98	3.98	3.96	3.90	56
57	4.45	4.44	4.40	4.23	4.05	4.04	4.03	3.95	57
58	4.54	4.53	4.49	4.30	4.12	4.11	4.10	4.01	58
59	4.64	4.63	4.58	4.36	4.20	4.19	4.17	4.07	59

60	4.74	4.73	4.67	4.42	4.28	4.27	4.25	4.13	60
61	4.85	4.84	4.77	4.49	4.36	4.35	4.33	4.20	61
62	4.97	4.95	4.88	4.56	4.45	4.44	4.41	4.27	62
63	5.10	5.07	4.99	4.62	4.55	4.54	4.50	4.33	63
64	5.23	5.20	5.11	4.69	4.65	4.64	4.60	4.40	64

65	5.37	5.34	5.23	4.75	4.76	4.75	4.70	4.47	65
66	5.53	5.49	5.35	4.82	4.88	4.86	4.81	4.55	66
67	5.69	5.64	5.49	4.88	5.00	4.98	4.92	4.62	67
68	5.86	5.81	5.63	4.94	5.13	5.11	5.04	4.69	68
69	6.05	5.98	5.77	5.00	5.28	5.25	5.17	4.76	69

70	6.25	6.17	5.92	5.06	5.43	5.40	5.30	4.83	70
71	6.45	6.36	6.07	5.11	5.60	5.56	5.44	4.90	71
72	6.67	6.56	6.23	5.16	5.77	5.73	5.59	4.97	72
73	6.91	6.78	6.39	5.21	5.97	5.92	5.75	5.03	73
74	7.16	7.00	6.56	5.25	6.18	6.11	5.91	5.09	74

75	7.42	7.24	6.72	5.29	6.40	6.33	6.08	5.15	75
76	7.71	7.49	6.90	5.33	6.64	6.55	6.26	5.20	76
77	8.01	7.76	7.07	5.36	6.90	6.79	6.44	5.25	77
78	8.34	8.04	7.24	5.38	7.17	7.04	6.63	5.29	78
79	8.69	8.33	7.42	5.41	7.47	7.31	6.82	5.32	79

80	9.06	8.64	7.59	5.43	7.79	7.59	7.01	5.36	80
81	9.46	8.95	7.77	5.45	8.14	7.90	7.21	5.39	81
82	9.88	9.29	7.94	5.46	8.51	8.22	7.40	5.41	82
83	10.34	9.63	8.10	5.47	8.92	8.56	7.59	5.43	83
84	10.82	9.99	8.25	5.48	9.35	8.91	7.78	5.45	84
85	11.34	10.36	8.40	5.49	9.83	9.29	7.96	5.47	85

TMLS	24	09-01

FIXED ANNUITY RATES
TABLE 2 - OPTION C
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40	3.11	3.18	3.24	3.30	3.34	3.38	3.40	3.42	3.43	3.44	40
45	3.15	3.24	3.33	3.41	3.48	3.54	3.58	3.61	3.63	3.65	45
50	3.18	3.29	3.41	3.52	3.63	3.72	3.79	3.84	3.88	3.90	50
55	3.21	3.33	3.48	3.63	3.77	3.91	4.02	4.11	4.18	4.22	55
60	3.22	3.36	3.53	3.71	3.91	4.10	4.28	4.43	4.55	4.63	60
65	3.24	3.39	3.57	3.78	4.02	4.28	4.55	4.79	4.99	5.14	65
70	3.24	3.40	3.59	3.83	4.11	4.44	4.79	5.16	5.50	5.77	70
75	3.25	3.41	3.61	3.86	4.17	4.55	5.00	5.51	6.01	6.47	75
80	3.25	3.42	3.62	3.88	4.21	4.64	5.16	5.80	6.51	7.22	80
85	3.25	3.42	3.63	3.90	4.24	4.69	5.27	6.03	6.94	7.94	85

MALE(1) / MALE(2) - JOINT AND LAST SURVIVOR ANNUITY

MALE(1) AGE	MALE(2) AGE										MALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.17	3.24	3.29	3.33	3.37	3.40	3.41	3.43	3.44	3.44	40
45	3.24	3.32	3.40	3.47	3.53	3.57	3.60	3.63	3.64	3.65	45
50	3.29	3.40	3.51	3.61	3.70	3.77	3.83	3.87	3.89	3.91	50
55	3.33	3.47	3.61	3.75	3.89	4.00	4.09	4.16	4.21	4.24	55
60	3.37	3.53	3.70	3.89	4.07	4.25	4.40	4.52	4.60	4.66	60
65	3.40	3.57	3.77	4.00	4.25	4.50	4.73	4.93	5.09	5.20	65
70	3.41	3.60	3.83	4.09	4.40	4.73	5.08	5.40	5.67	5.88	70
75	3.43	3.63	3.87	4.16	4.52	4.93	5.40	5.87	6.31	6.67	75
80	3.44	3.64	3.89	4.21	4.60	5.09	5.67	6.31	6.96	7.57	80
85	3.44	3.65	3.91	4.24	4.66	5.20	5.88	6.67	7.57	8.48	85

FEMALE(1) / FEMALE(2) - JOINT AND LAST SURVIVOR ANNUITY

FEMALE(1) AGE	FEMALE(2) AGE										FEMALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.06	3.11	3.15	3.19	3.21	3.23	3.24	3.25	3.25	3.25	40
45	3.11	3.19	3.25	3.30	3.34	3.37	3.39	3.40	3.41	3.42	45
50	3.15	3.25	3.34	3.42	3.49	3.54	3.58	3.60	3.62	3.63	50
55	3.19	3.30	3.42	3.54	3.64	3.73	3.79	3.84	3.87	3.89	55
60	3.21	3.34	3.49	3.64	3.79	3.93	4.05	4.13	4.19	4.23	60
65	3.23	3.37	3.54	3.73	3.93	4.13	4.32	4.47	4.59	4.66	65
70	3.24	3.39	3.58	3.79	4.05	4.32	4.60	4.86	5.06	5.21	70
75	3.25	3.40	3.60	3.84	4.13	4.47	4.86	5.25	5.62	5.91	75
80	3.25	3.41	3.62	3.87	4.19	4.59	5.06	5.62	6.18	6.70	80
85	3.25	3.42	3.63	3.89	4.23	4.66	5.21	5.91	6.70	7.52	85

TMLS	25	09-01

FIXED ANNUITY RATES
TABLE 3 - OPTION D
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND 2/3 ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40	3.21	3.26	3.31	3.35	3.38	3.40	3.42	3.43	3.44	3.44	40
45	3.30	3.37	3.43	3.49	3.54	3.58	3.61	3.63	3.64	3.65	45
50	3.40	3.48	3.57	3.65	3.73	3.79	3.84	3.87	3.90	3.91	50
55	3.50	3.60	3.71	3.82	3.93	4.03	4.11	4.17	4.21	4.24	55
60	3.61	3.73	3.86	4.00	4.15	4.30	4.43	4.53	4.61	4.67	60
65	3.73	3.86	4.02	4.19	4.39	4.59	4.79	4.97	5.11	5.22	65
70	3.86	4.01	4.19	4.40	4.64	4.91	5.20	5.48	5.73	5.92	70
75	4.00	4.16	4.36	4.60	4.89	5.23	5.61	6.03	6.42	6.76	75
80	4.14	4.31	4.53	4.80	5.13	5.54	6.03	6.59	7.19	7.74	80
85	4.27	4.46	4.69	4.99	5.36	5.83	6.42	7.14	7.97	8.82	85

MALE(1) / MALE(2) - JOINT AND 2/3 ANNUITY

MALE(1) AGE	MALE(2) AGE										MALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.26	3.30	3.34	3.37	3.40	3.41	3.43	3.44	3.44	3.45	40
45	3.37	3.43	3.48	3.53	3.57	3.60	3.62	3.64	3.65	3.65	45
50	3.48	3.56	3.64	3.71	3.78	3.83	3.86	3.89	3.91	3.92	50
55	3.60	3.71	3.81	3.92	4.01	4.09	4.16	4.20	4.23	4.26	55
60	3.73	3.86	3.99	4.14	4.27	4.40	4.51	4.59	4.65	4.69	60
65	3.87	4.02	4.19	4.37	4.57	4.76	4.93	5.07	5.18	5.26	65
70	4.02	4.19	4.40	4.63	4.88	5.15	5.42	5.65	5.85	6.00	70
75	4.18	4.37	4.60	4.88	5.19	5.55	5.94	6.31	6.64	6.91	75
80	4.33	4.55	4.81	5.12	5.50	5.96	6.48	7.02	7.54	8.01	80
85	4.48	4.72	5.00	5.36	5.80	6.34	7.00	7.73	8.51	9.26	85

FEMALE(1) / FEMALE(2) - JOINT AND 2/3 ANNUITY

FEMALE(1) AGE	FEMALE(2) AGE										FEMALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.12	3.16	3.19	3.21	3.23	3.24	3.24	3.25	3.25	3.25	40
45	3.21	3.26	3.31	3.34	3.37	3.39	3.40	3.41	3.42	3.42	45
50	3.30	3.37	3.43	3.49	3.54	3.57	3.60	3.61	3.63	3.63	50
55	3.40	3.48	3.57	3.66	3.73	3.79	3.83	3.87	3.89	3.90	55
60	3.50	3.60	3.72	3.83	3.94	4.04	4.12	4.18	4.22	4.24	60
65	3.61	3.73	3.87	4.02	4.17	4.32	4.46	4.57	4.64	4.69	65
70	3.74	3.88	4.04	4.22	4.42	4.64	4.85	5.03	5.18	5.29	70
75	3.88	4.03	4.22	4.43	4.69	4.97	5.28	5.59	5.86	6.06	75
80	4.03	4.20	4.40	4.65	4.95	5.31	5.73	6.19	6.64	7.03	80
85	4.19	4.37	4.59	4.87	5.22	5.65	6.18	6.81	7.49	8.16	85

TMLS	26	09-01

FIXED ANNUITY RATES
TABLE 4 - OPTION E
MONTHLY PAYMENT PER $1000

YEARS	MONTHLY INCOME

5	$17.91
6	15.14
7	13.16
8	11.68
9	10.53

10	9.61
11	8.86
12	8.24
13	7.71
14	7.26

15	6.87
16	6.53
17	6.23
18	5.96
19	5.73

20	5.51
21	5.32
22	5.15
23	4.99
24	4.84

25	4.71
26	4.59
27	4.47
28	4.37
29	4.27
30	4.18

TMLS	27	09-01

ANNUITY RATES

VARIABLE ANNUITY RATES

Notes to Tables

Table 5 - Annuity Options A and B
Table 6 - Annuity Option C
Table 7 - Annuity Option D
Table 8 - Annuity Option E

Note 1:
The 1983 Table “a” mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.

Note 2:	The Annuity Option rates shown in Tables 5, 6, 7 and 8 are based on an assumed effective annual interest rate of 4%.

Note 3:	Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The following tables show Annuity Option rates based on age nearest birthday.

Note 4:	The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

TMLS	28	09-01

VARIABLE ANNUITY RATES
TABLE 5 - OPTIONS A & B
MONTHLY PAYMENT PER $1,000

MALE					FEMALE
Age	Life Only	Years Certain & Life			Life Only	Years Certain & Life			Age
		5	10	20		5	10	20
50	4.53	4.53	4.51	4.42	4.24	4.24	4.23	4.19	50
51	4.60	4.59	4.56	4.47	4.29	4.29	4.28	4.23	51
52	4.66	4.65	4.63	4.52	4.34	4.33	4.32	4.28	52
53	4.73	4.72	4.69	4.57	4.39	4.39	4.38	4.32	53
54	4.80	4.79	4.76	4.62	4.45	4.44	4.43	4.37	54

55	4.88	4.86	4.83	4.68	4.51	4.50	4.49	4.42	55
56	4.95	4.94	4.90	4.74	4.57	4.56	4.54	4.47	56
57	5.04	5.02	4.98	4.79	4.63	4.63	4.61	4.52	57
58	5.13	5.11	5.06	4.85	4.70	4.70	4.67	4.58	58
59	5.22	5.21	5.15	4.91	4.78	4.77	4.74	4.64	59

60	5.33	5.31	5.24	4.97	4.86	4.85	4.82	4.70	60
61	5.44	5.41	5.34	5.04	4.94	4.93	4.90	4.76	61
62	5.55	5.53	5.44	5.10	5.03	5.02	4.98	4.82	62
63	5.68	5.65	5.55	5.16	5.12	5.11	5.07	4.89	63
64	5.81	5.78	5.67	5.22	5.22	5.21	5.16	4.95	64

65	5.96	5.91	5.79	5.28	5.33	5.31	5.26	5.02	65
66	6.11	6.06	5.91	5.35	5.45	5.43	5.37	5.09	66
67	6.27	6.22	6.04	5.40	5.57	5.55	5.48	5.15	67
68	6.45	6.38	6.18	5.46	5.70	5.68	5.60	5.22	68
69	6.63	6.55	6.32	5.52	5.85	5.82	5.72	5.29	69

70	6.83	6.74	6.46	5.57	6.00	5.96	5.85	5.36	70
71	7.04	6.93	6.61	5.62	6.16	6.12	5.99	5.42	71
72	7.26	7.13	6.77	5.67	6.34	6.29	6.14	5.49	72
73	7.50	7.34	6.92	5.71	6.54	6.48	6.29	5.55	73
74	7.75	7.57	7.09	5.76	6.74	6.67	6.45	5.60	74

75	8.02	7.81	7.25	5.79	6.97	6.89	6.62	5.66	75
76	8.30	8.06	7.42	5.83	7.22	7.11	6.79	5.71	76
77	8.61	8.32	7.59	5.86	7.47	7.35	6.97	5.75	77
78	8.94	8.60	7.76	5.88	7.75	7.60	7.15	5.79	78
79	9.29	8.89	7.93	5.90	8.05	7.87	7.34	5.82	79

80	9.66	9.20	8.10	5.92	8.37	8.15	7.53	5.86	80
81	10.06	9.51	8.27	5.94	8.72	8.45	7.72	5.88	81
82	10.49	9.84	8.43	5.95	9.10	8.77	7.91	5.91	82
83	10.95	10.18	8.59	5.97	9.51	9.11	8.10	5.93	83
84	11.43	10.54	8.74	5.98	9.95	9.47	8.28	5.94	84
85	11.95	10.90	8.88	5.98	10.42	9.84	8.45	5.96	85

TMLS	29	09-01

VARIABLE ANNUITY RATES
TABLE 6 - OPTION C
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40	3.73	3.80	3.86	3.91	3.95	3.98	4.01	4.03	4.05	4.05	40
45	3.77	3.85	3.93	4.01	4.08	4.13	4.18	4.21	4.23	4.25	45
50	3.80	3.90	4.01	4.11	4.21	4.30	4.37	4.43	4.47	4.49	50
55	3.83	3.94	4.07	4.21	4.35	4.48	4.59	4.69	4.76	4.80	55
60	3.84	3.97	4.12	4.29	4.48	4.66	4.84	4.99	5.11	5.20	60
65	3.86	3.99	4.16	4.36	4.59	4.84	5.10	5.34	5.54	5.70	65
70	3.87	4.01	4.19	4.41	4.68	4.99	5.34	5.70	6.04	6.31	70
75	3.87	4.02	4.21	4.44	4.74	5.11	5.55	6.04	6.55	7.01	75
80	3.88	4.03	4.22	4.47	4.79	5.19	5.71	6.34	7.04	7.75	80
85	3.88	4.03	4.23	4.48	4.81	5.25	5.82	6.57	7.47	8.47	85

MALE(1) / MALE(2) - JOINT AND LAST SURVIVOR ANNUITY

MALE(1) AGE	MALE(2) AGE										MALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.79	3.85	3.90	3.94	3.98	4.01	4.03	4.04	4.05	4.06	40
45	3.85	3.93	4.00	4.07	4.12	4.17	4.20	4.23	4.24	4.25	45
50	3.90	4.00	4.10	4.20	4.28	4.36	4.41	4.45	4.48	4.50	50
55	3.94	4.07	4.20	4.33	4.46	4.57	4.67	4.74	4.79	4.82	55
60	3.98	4.12	4.28	4.46	4.64	4.81	4.96	5.08	5.17	5.23	60
65	4.01	4.17	4.36	4.57	4.81	5.05	5.28	5.48	5.65	5.76	65
70	4.03	4.20	4.41	4.67	4.96	5.28	5.62	5.94	6.22	6.43	70
75	4.04	4.23	4.45	4.74	5.08	5.48	5.94	6.40	6.84	7.22	75
80	4.05	4.24	4.48	4.79	5.17	5.65	6.22	6.84	7.50	8.11	80
85	4.06	4.25	4.50	4.82	5.23	5.76	6.43	7.22	8.11	9.02	85

FEMALE(1) / FEMALE(2) - JOINT AND LAST SURVIVOR ANNUITY

FEMALE(1) AGE	FEMALE(2) AGE										FEMALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.69	3.74	3.78	3.81	3.83	3.85	3.86	3.87	3.87	3.88	40
45	3.74	3.80	3.86	3.91	3.95	3.98	4.00	4.01	4.02	4.03	45
50	3.78	3.86	3.94	4.02	4.08	4.13	4.17	4.19	4.21	4.22	50
55	3.81	3.91	4.02	4.12	4.22	4.31	4.37	4.42	4.45	4.48	55
60	3.83	3.95	4.08	4.22	4.37	4.50	4.61	4.70	4.76	4.80	60
65	3.85	3.98	4.13	4.31	4.50	4.69	4.87	5.03	5.14	5.22	65
70	3.86	4.00	4.17	4.37	4.61	4.87	5.14	5.40	5.61	5.76	70
75	3.87	4.01	4.19	4.42	4.70	5.03	5.40	5.79	6.15	6.45	75
80	3.87	4.02	4.21	4.45	4.76	5.14	5.61	6.15	6.71	7.23	80
85	3.88	4.03	4.22	4.48	4.80	5.22	5.76	6.45	7.23	8.05	85

TMLS	30	09-01

VARIABLE ANNUITY RATES
TABLE 7 - OPTION D
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND 2/3 ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40	3.84	3.88	3.92	3.96	3.99	4.01	4.03	4.04	4.05	4.06	40
45	3.93	3.98	4.04	4.09	4.14	4.18	4.21	4.23	4.25	4.26	45
50	4.02	4.09	4.17	4.24	4.31	4.37	4.42	4.46	4.49	4.51	50
55	4.12	4.21	4.31	4.41	4.51	4.60	4.68	4.75	4.79	4.83	55
60	4.24	4.34	4.46	4.59	4.73	4.86	4.99	5.10	5.18	5.24	60
65	4.37	4.49	4.62	4.79	4.97	5.16	5.35	5.53	5.67	5.78	65
70	4.52	4.65	4.81	5.00	5.23	5.48	5.76	6.04	6.28	6.48	70
75	4.68	4.82	5.00	5.22	5.49	5.81	6.18	6.58	6.97	7.31	75
80	4.84	5.00	5.20	5.44	5.75	6.14	6.61	7.16	7.74	8.30	80
85	5.01	5.18	5.39	5.66	6.01	6.46	7.03	7.73	8.54	9.38	85

MALE(1) / MALE(2) - JOINT AND 2/3 ANNUITY

MALE(1) AGE	MALE(2) AGE										MALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.88	3.92	3.96	3.99	4.01	4.03	4.04	4.05	4.06	4.06	40
45	3.98	4.04	4.09	4.13	4.17	4.20	4.22	4.24	4.25	4.26	45
50	4.09	4.17	4.24	4.31	4.36	4.41	4.45	4.48	4.50	4.51	50
55	4.21	4.31	4.40	4.50	4.59	4.67	4.73	4.78	4.82	4.84	55
60	4.35	4.46	4.58	4.71	4.85	4.97	5.07	5.16	5.22	5.26	60
65	4.50	4.63	4.78	4.96	5.14	5.32	5.49	5.63	5.74	5.83	65
70	4.67	4.82	5.00	5.22	5.46	5.72	5.98	6.21	6.41	6.56	70
75	4.84	5.02	5.23	5.48	5.78	6.13	6.50	6.86	7.19	7.47	75
80	5.02	5.22	5.46	5.76	6.12	6.55	7.06	7.58	8.10	8.57	80
85	5.20	5.42	5.68	6.02	6.44	6.96	7.60	8.32	9.08	9.82	85

FEMALE(1) / FEMALE(2) - JOINT AND 2/3 ANNUITY

FEMALE(1) AGE	FEMALE(2) AGE										FEMALE(1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.76	3.79	3.81	3.83	3.85	3.86	3.87	3.87	3.88	3.88	40
45	3.83	3.88	3.92	3.95	3.98	4.00	4.01	4.02	4.03	4.03	45
50	3.92	3.98	4.04	4.09	4.13	4.17	4.19	4.21	4.22	4.23	50
55	4.01	4.09	4.17	4.24	4.31	4.37	4.42	4.45	4.47	4.49	55
60	4.12	4.21	4.31	4.42	4.52	4.61	4.69	4.75	4.79	4.82	60
65	4.24	4.35	4.47	4.60	4.75	4.89	5.02	5.12	5.20	5.26	65
70	4.38	4.50	4.64	4.81	5.00	5.20	5.40	5.59	5.73	5.84	70
75	4.54	4.67	4.84	5.04	5.27	5.54	5.84	6.14	6.40	6.61	75
80	4.72	4.87	5.05	5.28	5.56	5.90	6.30	6.75	7.19	7.58	80
85	4.90	5.07	5.27	5.53	5.85	6.26	6.77	7.39	8.05	8.71	85

TMLS	31	09-01

VARIABLE ANNUITY RATES
TABLE 8 - OPTION E
MONTHLY PAYMENT PER $1000

YEARS	MONTHLY INCOME
5	$18.35
6	15.59
7	13.62
8	12.14
9	11.00

10	10.09
11	9.34
12	8.72
13	8.20
14	7.75

15	7.37
16	7.03
17	6.74
18	6.48
19	6.24

20	6.03
21	5.85
22	5.68
23	5.52
24	5.38

25	5.26
26	5.14
27	5.03
28	4.93
29	4.84
30	4.75

TMLS	32	09-01

Notice of Annual Meeting:

The Contract Owner is hereby notified that by virtue of this Contract he or she is a member of Massachusetts Mutual Life Insurance Company and is entitled to vote either in person or by proxy at any and all meetings of said Company. The annual meetings are held at its Home Office, in Springfield, Massachusetts, on the second Wednesday of April in each year at 2 o’clock p.m.

INDIVIDUAL VARIABLE DEFERRED ANNUITY CONTRACT
WITH FLEXIBLE PURCHASE PAYMENTS
Non-participating

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT,  ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TMLS	33	09-01

CONTRACT SCHEDULE

CONTRACT NUMBER: [12345678]	ANNUITY DATE: [Max Age = 100]

ISSUE DATE: [10/01/2003]	CONTRACT SCHEDULE DATE: [10/01/2003]

PRODUCT VERSION: [Evolution]

CONTRACT OWNER: [JOHN DOE]
AGE AND SEX: [35]

JOINT OWNER: [ ]
AGE AND SEX: [Maximum Issue Age 90]

ANNUITANT: [JOHN DOE]
AGE AND SEX: [35]

BENEFICIARY: As designated by the Contract Owner at the Issue Date, or as otherwise changed or provided in accordance with the Contract.

PURCHASE PAYMENTS

Initial Purchase Payment: [$50,000.00]

Minimum Subsequent Purchase Payment: $250, or, if the automatic investment plan option is elected, $100.]

Maximum Total Purchase Payments: For a Contract Owner up to Age 75 on the Issue Date, the maximum total Purchase Payments are $1,000,000; for a Contract Owner over Age 75 on the Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be pre-approved by the Company. For a Joint Contract Owner, Age refers to the oldest Joint Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Allocation Guidelines:

1.
The Contract Owner may have Purchase Payments allocated to the Separate Account(s) subject to the conditions imposed on such allocations by the Company. However, we reserve the right to limit the number of investment choices that you may invest in to a maximum of 18 at any one time.

2.
The Contract Owner may have Purchase Payments allocated to the Fixed Account(s) subject to the conditions imposed on such allocations by the Company. [Currently, the allocation of any Net Purchase Payment to the Fixed Account will be limited to 70% of the total Net Purchase Payment.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit the allocation of any Net Purchase Payment to the Fixed Account.

Purchase Payments may not be allocated to the Fixed Account if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB) or Guaranteed Minimum Income Benefit (GMIB). However, the Company reserves the right, upon 30 days advance notice to the Contract Owner, to modify permissible allocations to the Fixed Account and/or Sub-Accounts.

TMLS-EV	4A	9-03

3.
If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received in good order.

TRANSFERS

Minimum and Maximum Amount to be Transferred: The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account(s) during the Accumulation Period) or the Contract Owner’s entire interest in the Sub-Account or Fixed Account(s), if less. This requirement is waived if the transfer is made in connection with any scheduled transfer program (e.g. dollar cost averaging, rebalancing, asset allocation, interest sweep) offered by the Company.

For any Contract Year, transfers out of the Declared Interest Rate Fixed Account are limited in amount to 30% of the Contract Value allocated to such account at the time of the first transfer in that Contract Year. The entire Contract Value allocated to the Fixed Account may be transferred in the Contract Year following 30% transfers in each of the immediately preceding three Contract Years, provided that Purchase Payments or transfers have not been applied to the Fixed Account(s) from the time the first annual transfer was made.

Transfers out of the Fixed Account(s) are done on a first-in-first-out basis. [Currently, the Company will limit transfers from the Separate Account such that no transfer can cause the Fixed Account to exceed 70% of the Contract Value.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit transfers from the Separate Account to the Fixed Account.

Transfers between Competing Accounts are not allowed except as provided below. The Fixed Account(s) and the money market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into that same account or any other Competing Account. However, transfers may be made from the money market Sub-Account to the Fixed Account(s) without regard to the Competing Accounts restrictions.

Number of Transfers: The Contract Owner may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period, subject to the conditions imposed on such transfers by the Company. The Company reserves the right to limit transfers when the transfer privilege is being exercised to the detriment of other Contract Owners. The Company further reserves the right, upon 30 days advance notice to the Contract Owner, to limit the number of transfers in the future.

Unscheduled transfers may not be made if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB) or Guaranteed Minimum Income Benefit (GMIB); provided, however, that the Company reserves the right, upon 30 days advance notice to the Contract Owner, to modify permissible transfers to the Fixed Account and/or Sub-Accounts

Free Transfers: 12 per calendar year during the Accumulation Period; 6 per calendar year during the Annuity Period. All transfers made during a Valuation Period are deemed to be one transfer.

Transfer Fee: The Transfer fee will not exceed $20 for each transfer in excess of the Free Transfers. In addition, this requirement is waived if transfers are made in connection with any scheduled transfer program offered by the Company or through an automatic voice response system or the internet.

TMLS-EV	4B	9-03

Minimum Amount Which Must Remain In a Sub-Account or the Fixed Account(s) After a Transfer: $1,000; or if the entire amount in the Sub-Account or Fixed Account(s) is less than $1,000, the entire amount must be transferred.

WITHDRAWALS

Contingent Deferred Sales Charge (CDSC): A Contingent Deferred Sales Charge is assessed against the amount of the Contract Value withdrawn and may be applied to an Annuity Option. The charge is calculated at the time of each withdrawal or if applicable, at the time of annuitization. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Sub-Accounts and Fixed Account(s) in the same proportion that the amount of withdrawal from the Sub-Account or Fixed Account(s) bears to the total of the partial withdrawal.

Contract Years of Full or Partial Surrenders:	1	2	3	4	5	6	and thereafter
Surrender Charge % of Contract Value:	7%	6%	6%	4%	3%	0

Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year plus 10% of any Purchase Payment received in the current Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.

Withdrawal Charge: None

Minimum Partial Withdrawal: $250

Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal: [Qualified Plan: $2,000; Non-Qualified Plan: $5,000]

Number of Partial Withdrawals Permitted: [Currently, No Limit.] Guaranteed Minimum of one per Contract Year.

ANNUITY GUIDELINE PARAMETERS

1.
If the amount to be applied under an Annuity Option is less than $2,000 for a full annuitization, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments. The Company reserves the right to limit the number of partial annuitizations to a maximum of one per Contract Year. The minimum amount for a partial annuitization is $10,000.

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than thirty days after the Issue Date.

3.	The latest permitted Annuity Date is the earlier of:

(a)	the 100th birthday of the Annuitant or the oldest Joint Annuitant;

(b)	the latest date permitted under state law; or

(c)	the 100th birthday of the Contract Owner or the oldest Joint Owner.]

TMLS-EV	4C	9-03

CONTRACT CHARGES

TYPE	DESCRIPTION/ AMOUNT
Mortality And Expense Risk Charge
[The current charge is equal on an annual basis to 1.50% of the average daily net asset value of the Separate Account.] The maximum charge is equal on an annual basis to 1.75% of the average daily net asset value of the Separate Account.

Administrative Charge
[The current charge is equal on an annual basis to 0.15% of the average daily net asset value of the Separate Account.] The maximum Administrative Charge will not exceed 0.25% of the average daily net asset value of the Separate Account.

Annual Contract Maintenance Charge
[Currently, on the last day of each Contract Year an annual fee of $40.00 per Contract Year will be deducted. If a total withdrawal is made on other than the last day of the Contract Year, the Annual Contract Maintenance Charge will be deducted at the time of the total withdrawal. If the Annuity Date for a full annuitization is not the last day of the Contract Year, then a pro-rata portion of the Annual Contract Maintenance Charge will be deducted on the Annuity Date. The maximum charge will not exceed $60.00 per Contract Year.

This charge will be deducted at the end of each Contract Year from the Sub-Accounts in the same proportion that the amount of the Contract Value in each Sub-Account bears to the total Contract Value.

During the Annuity Period, the Annual Contract Maintenance Charge will be deducted pro-rata from Annuity Payments regardless of Contract size and will result in a reduction of each Annuity Payment.

TMLS-EV	4D	9-03

CONTRACT CHARGES FOR OPTION(S) SELECTED

TYPE	DESCRIPTION/ AMOUNT
[Annual Ratchet Death Benefit Charge
[The current charge is equal on an annual basis to 0.50% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 0.90% of the average daily net asset value of the Separate Account.]

[Guaranteed Minimum Accumulation Benefit Charge (GMAB)
[The current charge is equal on an annual basis to 0.40% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 1.00% of the average daily net asset value of the Separate Account. If the Contract Owner elects by Written Request to discontinue the GMAB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request.]

[Guaranteed Minimum Income Benefit Charge (GMIB)
[The current charge is equal on an annual basis to 0.65%. of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 1.25% of the average daily net asset value of the Separate Account. If the Contract Owner elects by Written Request to discontinue the GMIB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request.]

TMLS-EV	4E	9-03

CONTRACT CREDITS

TYPE	DESCRIPTION/ AMOUNT
Electronic Document Delivery Credit
For any Contract Year prior to [2008], in which the Contract Owner is participating in any electronic document delivery program offered by the Company for this product on a Contract Anniversary Date, a [$24] credit will be applied on such Contract Anniversary proportionately to the Sub-Accounts of the Separate Account that the Contract Owner is invested in as of the date of the calculation. The Company reserves the right to continue, modify or discontinue this benefit for any Contract Year after [2007].

TMLS	4F	09-03

RIDERS	RIDER EFFECTIVE DATE

[Basic Death Benefit Rider ]	[10/01/2003]
[Death Benefit Rider with Annual Ratchet Feature]	[10/01/2003]
[Fixed Account with Declared Interest Rate Rider ]	[10/01/2003]
[Fixed Account for Dollar Cost Averaging Rider]	[10/01/2003]
[Guaranteed Minimum Accumulation Benefit Rider]	[10/01/2003]
[Guaranteed Minimum Income Benefit Rider]	[10/01/2003]
[Nursing Home Benefit Rider]	[10/01/2003]
[Individual Retirement Annuity Rider]	[10/01/2003]
[Roth Individual Retirement Annuity Rider ]	[10/01/2003]
[SIMPLE IRA Rider ]	[10/01/2003]
[Qualified Plan Rider]	[10/01/2003]
[Unisex Annuity Rates Rider ]	[10/01/2003]

ANNUITY SERVICE CENTER:

Massachusetts Mutual Life Insurance Company
[Annuity Service Center
P.O. Box 9067
Springfield, MA 01102-9067]

TMLS-EV	4G	9-03

FIXED ACCOUNT(S)
FIXED ACCOUNT(S):

The Minimum Guaranteed Interest Rate is [ 1.5 % or 3% or NAIC Model based on state].

SEPARATE ACCOUNT(S):
[Massachusetts Mutual Variable Annuity Separate Account 4.]

Eligible Investments, Series:	Sub-Accounts:

[American Century® Variable Portfolios, Inc.
American Century VP Income & Growth Fund	American Century VP Income & Growth
American Century VP Value Fund	American Century VP Value

American Funds Insurance Series®
American Funds® Asset Allocation Fund (Class 2)	American Funds Asset Allocation
American Funds® Growth-Income Fund (Class 2)	American Funds Growth-Income

Calvert Variable Series, Inc.
Calvert Social Balanced Portfolio	Calvert Social Balanced

Fidelity® Variable Insurance Products Fund
VIP Contrafund® Portfolio (Initial Class)	Fidelity® VIP Contrafund®
VIP Growth Portfolio (Service Class)	Fidelity® VIP Growth

Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value Securities Fund (Class 2)	Franklin Small Cap Value Securities
Templeton Foreign Securities Fund (Class 2)	Templeton Foreign Securities

INVESCO Variable Investment Funds, Inc.
INVESCO VIF - Financial Services Fund	INVESCO VIF - Financial Services
INVESCO VIF - Health Sciences Fund	INVESCO VIF - Health Sciences
INVESCO VIF - Technology Fund	INVESCO VIF - Technology

Janus Aspen Series
Janus Aspen Balanced Portfolio (Service)	Janus Aspen Balanced
Janus Aspen Capital Appreciation Portfolio (Service)	Janus Aspen Capital Appreciation
Janus Aspen Worldwide Growth Portfolio (Service)	Janus Aspen Worldwide Growth

TMLS	4H	09-03

MFS® Variable Insurance TrustSM
MFS® Investors Trust Series	MFS® Investors Trust
MFS® New Discovery Series	MFS® New Discovery

MML Series Investment Fund
MML Blend Fund	MML Blend
MML Enhanced Index Core Equity Fund	MML Enhanced Index Core Equity
MML Equity Fund	MML Equity
MML Equity Index Fund (Class I)	MML Equity Index
MML Inflation-Protected Bond Fund	MML Inflation-Protected Bond
MML Managed Bond Fund	MML Managed Bond
MML Small Cap Equity Fund	MML Small Cap Equity
MML Small Company Opportunities Fund	MML Small Company Opportunities

Oppenheimer Variable Account Funds
Oppenheimer Aggressive Growth Fund/VA	Oppenheimer Aggressive Growth
Oppenheimer Capital Appreciation Fund/VA	Oppenheimer Capital Appreciation
Oppenheimer Global Securities Fund/VA	Oppenheimer Global Securities
Oppenheimer High Income Fund/VA	Oppenheimer High Income
Oppenheimer Main Street® Fund/VA	Oppenheimer Main Street®
Oppenheimer Money Fund/VA	Oppenheimer Money
Oppenheimer Multiple Strategies Fund/VA	Oppenheimer Multiple Strategies
Oppenheimer Strategic Bond Fund/VA	Oppenheimer Strategic Bond

Panorama Series Fund, Inc.
Oppenheimer International Growth Fund/VA	Oppenheimer International Growth

Scudder Investment VIT Funds
Scudder VIT EAFE® Equity Index Fund	Scudder VIT EAFE® Equity Index
Scudder VIT Small Cap Index Fund	Scudder VIT Small Cap Index

T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio	T. Rowe Price Blue Chip Growth
T. Rowe Price Equity Income Portfolio	T. Rowe Price Equity Income
T. Rowe Price Mid-Cap Growth Portfolio	T. Rowe Price Mid-Cap Growth ]

TMLS	4I	09-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

BASIC DEATH BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends and supersedes the section of the Contract captioned “Proceeds Payable On Death - Death Benefit Amount During the Accumulation Period”:

PROCEEDS PAYABLE ON DEATH

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

Prior to attaining Age 80 the death benefit during the Accumulation Period will be the greater of:

1.	the Purchase Payments, reduced by an adjustment for each withdrawal. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the Contract Value withdrawn;

B = the Contract Value immediately prior to the withdrawal; and

C = the most recently adjusted Purchase Payments; or

2.	the Contract Value.

The Death Benefit that is payable is determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center, adjusted for any applicable charges.

After attaining Age 80 the death benefit during the Accumulation Period will be equal to the Contract Value determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

Partial annuitizations are considered withdrawals for purposes of this rider.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-Basic.1	01-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

DEATH BENEFIT RIDER WITH ANNUAL RATCHET FEATURE

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends and supersedes the section of the Contract captioned “Proceeds Payable On Death - Death Benefit Amount During The Accumulation Period”:

PROCEEDS PAYABLE ON DEATH

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

If the Death Benefit is payable due to the death of the Contract Owner during the Accumulation Period, the amount of the Death Benefit will be the greatest of:

1.	the Purchase Payments, reduced by an adjustment for each withdrawal. The adjustment is equal to A divided by B, with the results multiplied by C, where:

A = the Contract Value withdrawn;

B = the Contract Value immediately prior to the withdrawal; and

C = the most recently adjusted Purchase Payments; or

2.	the Contract Value; or

3.	the value of the Annual Ratchet Feature.

The Death Benefit that is payable is determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center, adjusted for any applicable charges.

Partial annuitizations are considered withdrawals for the purposes of this rider.

Prior to attaining Age 80 the Annual Ratchet Feature is calculated on each Contract Anniversary, or when a Purchase Payment or a withdrawal is made as follows:

1.	On each Contract Anniversary, the Annual Ratchet Feature is equal to the greater of:

•	the Contract Value or

•	the most recently calculated Annual Ratchet Feature.

2.	For Purchase Payments, the Annual Ratchet Feature is equal to the most recently calculated Annual Ratchet Feature plus the Purchase Payment.

3.
For withdrawals, the Annual Ratchet Feature is equal to the most recently calculated Annual Ratchet Feature reduced by an adjustment for each withdrawal. The adjustment is equal to A divided by B with the result multiplied by C, where:

A = the Contract Value withdrawn;

B = the Contract Value immediately prior to the withdrawal; and

C = the most recently calculated Annual Ratchet Feature.

DB-Ratchet.1	1	01-03

After attaining Age 80 the Annual Ratchet Feature is the value of the Annual Ratchet Feature at attained Age 80 adjusted pursuant to the Annual Ratchet Feature calculation formula as described in “2” and “3” above.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-Ratchet.1	2	01-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

FIXED ACCOUNT WITH DECLARED INTEREST RATE RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

RIGHT TO EXAMINE: The Right to Examine Contract provision of the Contract also applies to this rider if any portion of the initial Net Purchase Payment under the Contract is allocated to the Fixed Account.

The following are added to amend the DEFINITIONS section of the Contract:

DEFINITIONS

CONTRACT VALUE	The sum of the Contract Owner’s interest in the Sub-Accounts of the Separate Account and the Contract Owner’s interest in the Fixed Account(s) during the Accumulation Period.

FIXED ACCOUNT	An investment option within the General Account which may be selected during the Accumulation Period.

The TRANSFERS DURING THE ACCUMULATION PERIOD section of the Contract is deleted and replaced with the following:

TRANSFERS DURING THE ACCUMULATION PERIOD

Subject to any limitations imposed by the Company on the number of transfers and the minimum and maximum amounts to be transferred, shown on the Contract Schedule, the Contract Owner may transfer during the Accumulation Period all or part of the Contract Owner’s interest in the Fixed Account or a Sub-Account by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Contract Schedule. All transfers are subject to the following:

1.
If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Contract Owner’s interest in the Fixed Account or from the Sub-Account from which the transfer is made. However, if the Contract Owner’s entire interest in the Fixed Account or the Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If the Contract Values are being transferred from more than one Sub-Account and/or the Fixed Account, any Transfer Fee will be allocated to those Sub-Accounts and the Fixed Account on a pro-rata basis in proportion to the amount transferred from each Sub-Account and the Fixed Account.

FA-DIR.1	1	09-03

2.	The minimum and maximum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in the Fixed Account or a Sub-Account is shown on the Contract Schedule.

3.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.

The following amends the WITHDRAWAL PROVISIONS section of the Contract:

WITHDRAWAL PROVISIONS

WITHDRAWAL

Any withdrawal will be deducted from each applicable Sub-Account and the Fixed Account in the ratio that the Contract Owner’s interest in the Sub-Account or Fixed Account bears to the total Contract Value. If the Contract Owner makes a total withdrawal, all of the Contract Owner’s rights and interests in the Contract will terminate.

Partial Withdrawals from the Fixed Account are calculated on a first-in, first-out basis, which means the oldest Purchase Payments are withdrawn first.

The following is added to the SUSPENSION OR DEFERRAL OF PAYMENTS PROVISIONS section of the Contract:

The Company reserves the right to postpone payments from the Fixed Account for a period of up to six months.

The following hereby deletes and amends Annuity Guideline 5 contained in the ANNUITY GUIDELINES of the ANNUITY PROVISIONS section of the Contract:

If no Annuity Option has been chosen at least thirty (30) calendar days before the Annuity Date, the Company will make payments to the Annuitant under Option B, with 10 years of payments guaranteed. Unless specified otherwise, that portion of the Contract Value allocated to the Separate Account shall be used to provide a Variable Annuity and that portion of the Contract Value allocated to the Fixed Account shall be used to provide a Fixed Annuity.

FA-DIR.1	2	09-03

The following section is added to the Contract:

FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT

The Contract Owner can elect to have Net Purchase Payments allocated to the Fixed Account, subject to any restrictions outlined on the Contract Schedule. During the Accumulation Period, the Contract Owner can transfer Contract Values to the Fixed Account from the Separate Account and from the Fixed Account to the Separate Account, subject to the TRANSFERS DURING THE ACCUMULATION PERIOD section set forth in this rider.

FIXED ACCOUNT VALUES

The Fixed Account Value of a Contract Owner’s Account at any time is equal to:

1.	the Net Purchase Payments allocated to the Fixed Account; plus

2.	the Contract Value transferred to the Fixed Account; plus

3.	interest credited to the Contract Value in the Fixed Account; less

4.	any prior withdrawals of Contract Value from the Fixed Account and any applicable charges; less

5.	any Contract Value transferred from the Fixed Account; less

6.	any applicable charges, fees or Premium Taxes.

INTEREST TO BE CREDITED

The Company guarantees that the interest to be credited to the Fixed Account will not be less than the Minimum Guaranteed Interest Rate shown on the Contract Schedule. The Company may credit additional interest at its sole discretion.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

FA-DIR.1	3	09-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

FIXED ACCOUNT FOR DOLLAR COST AVERAGING RIDER

This rider modifies the Contract to which it is attached. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The following provision is added to the Contract:

FIXED ACCOUNT FOR DOLLAR COST AVERAGING

During the Accumulation Period the Contract Owner may elect to have a Purchase Payment designated for allocation to the Fixed Account for Dollar Cost Averaging (hereinafter referred to as “DCA Fixed Account”). The DCA Fixed Account is part of the Company’s General Account.

Purchase Payment for a DCA Fixed Account Term: For each DCA Fixed Account Term, the Company will only accept a Purchase Payment as of the beginning of the DCA Fixed Account Term. A Purchase Payment includes any Purchase Payment assigned to and accepted by the Company from a financial institution as of the request for a DCA Fixed Account Term. The Company reserves the right to reject Purchase Payments.

Allocations: Only a new net Purchase Payment may be designated for allocation to the DCA Fixed Account at the beginning of a DCA Fixed Account Term. No transfers may be made to the DCA Fixed Account from any other account or Sub-Account maintained under the Contract.

DCA Fixed Account Term: The term for the DCA Fixed Account will be for periods and interest rates declared by the Company. The time period will not exceed 18 months beginning with receipt of a new Purchase Payment. Only one DCA Fixed Account Term may be operative at a time. If the Contract Owner elects to make an allocation to a DCA Fixed Account at a time when the period to the Contract Owner’s Annuity Date will be less than the currently offered DCA Fixed Account Term, then the expiration of the DCA Fixed Account Term will be the Contract Owner’s Annuity Date. Any amount remaining in the DCA Fixed Account at time of annuitization will be transferred to the allocations selected under the DCA program.

DCA Fixed Account Interest Rate: The interest rate credited to the DCA Fixed Account will be set periodically by the Company and will never be less than the minimum guaranteed interest rate appearing on the Contract Schedule for the Fixed Account. The interest rate will be guaranteed for the DCA Fixed Account Term.

Transfers: Except for scheduled DCA Fixed Account transfer payments or a full transfer of amounts held in the DCA Fixed Account to Sub-Accounts, no transfers may be made from the DCA Fixed Account before the expiration of the DCA Fixed Account Term. DCA Fixed Account transfer payments will be made on the scheduled transfer payment dates. If a scheduled transfer payment date is not a Valuation Date, the transfer will be made on the next Valuation Date. Scheduled transfer payments may be made from the DCA Fixed Account to all Sub-Accounts. The transfer provisions described in the last two paragraphs of the section of the Contract Schedule entitled “Minimum and Maximum Amount to be Transferred” are not operative with respect to the DCA Fixed Account.

FA-DCA.1	1	09-03

Contract Value: Unless specified otherwise, the term “Contract Value” shall mean the sum of the Contract Owner’s interest in the Sub-Accounts of the Separate Account, the Fixed Account(s), plus the DCA Fixed Account.

DCA Fixed Account Value: Unless specified otherwise, the “DCA Fixed Account Value” of a Contract Owner’s Account at any time is equal to:

1.	the Net Purchase Payment allocated to the DCA Fixed Account; plus

2.	the interest credited to that portion of the Contract Value attributable to the DCA Fixed Account; less

3.	any Contract Value transferred from the DCA Fixed Account; less

4.	applicable charges, fees or taxes.

Charges: The Company reserves the right to assess a fee or charge for processing transactions under the DCA Fixed Account.

Withdrawal: If a total withdrawal is made during a DCA Fixed Account Term, such withdrawal will be made in accordance with the withdrawal provisions of the Contract.

Suspension or Deferral of Payments: The Company reserves the right to postpone payments for a withdrawal or transfer from the DCA Fixed Account for a period of up to six months.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

FA-DCA.1	2	09-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

The Guaranteed Minimum Accumulation Benefit is established for the sole purpose of determining a minimum Contract Value benefit after a specified period(s) of time. Any Purchase Payments made after the second Contract Year following the Rider Effective Date may reduce the value of the benefit under this rider. When this rider is in effect, the Guaranteed Minimum Accumulation Benefit will equal the total Purchase Payments as of the end of the second Contract Year after the Rider Effective Date, adjusted for any withdrawals taken during the benefit period.

The benefit period is ten years after the Rider Effective Date. The benefit is not available until the end of the benefit period.

For withdrawals, the Guaranteed Minimum Accumulation Benefit is equal to the most recently calculated Guaranteed Minimum Accumulation Benefit reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount;

B = the Contract Value immediately prior to the withdrawal; and

C = the most recently calculated Guaranteed Minimum Accumulation Benefit.

At the end of the benefit period, if the Guaranteed Minimum Accumulation Benefit exceeds the Contract Value applicable to Purchase Payments made during the first two Contract Years adjusted proportionately for withdrawals and investment experience, the company will increase such Contract Value to equal the Guaranteed Minimum Accumulation Benefit amount. If such Contract Value exceeds the Guaranteed Minimum Accumulation Benefit amount, no increase in Contract Value will occur. In either case, the Guaranteed Minimum Accumulation Benefit rider will terminate at this time, and no benefits or charges will accrue thereafter.

This rider will be discontinued upon the Company’s receipt of a Written Request from the Contract Owner to terminate this rider.

Partial annuitizations are considered withdrawals for purposes of this rider.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

GMAB.1	1	09-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. This rider is not available for selection on or after Age 80. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

The Guaranteed Minimum Income Benefit is established for the sole purpose of determining a minimum amount for the Contract Owner to annuitize the Contract, referred to as the Guaranteed Annuitization Value. The Guaranteed Annuitization Value will initially be equal to the Purchase Payments made within the first two Contract Years accumulated at an interest rate of 5% adjusted for withdrawals. The Guaranteed Annuitization Value is available upon annuitization of the Contract. Partial annuitizations are considered withdrawals for the purposes of this rider. Any Purchase Payments made after the second Contract Year following the Rider Effective Date may reduce the value of the benefit under this rider.

Additional Purchase Payments made within the first two Contract Years are added to the Guaranteed Annuitization Value and accumulated from the date of payment until the maximum amount is reached. For withdrawals, the Guaranteed Minimum Income Benefit is equal to the most recently calculated Guaranteed Minimum Income Benefit reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount;

B = the Contract Value immediately prior to the withdrawal; and

C = the most recently calculated Guaranteed Minimum Income Benefit.

The Guaranteed Minimum Income Benefit is subject to the following conditions:

1.	The Contract Owner may only use the Guaranteed Annuitization Value by annuitizing the Contract at any time after the Annuitant has reached Age 60 and this rider has been in effect for seven years.

2.	The maximum benefit is equal to 200% of the Purchase Payments made within the first two Contract Years adjusted for withdrawals.

3.	The benefit will stop accumulating after the Annuitant has reached Age 80 or at the maximum benefit amount, whichever occurs first.

4.	The method of annuitization chosen must be a life contingent Fixed Annuity Option.

This rider will be discontinued upon the Company’s receipt of a Written Request from the Contract Owner to terminate this rider.

GMAB.1	1	09-03

The annuity rates attributable to this rider are subject to the rates shown in the Contract without referring to Note 1 of the Fixed Annuity Rates of the Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

GMAB.1	2	09-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

NURSING HOME BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control.

No Contingent Deferred Sales Charge will be deducted for any withdrawal made after the Contract Owner’s admission to a Licensed Nursing Care Facility subject to the following conditions:

1.	The Contract Owner was not in a Licensed Nursing Care Facility within two years prior to the Effective Date of this rider; and

2.	More than one Contract Year has elapsed since the Effective Date of this rider; and

3.	Each withdrawal request is made while the Contract Owner is presently confined in that facility for a consecutive period of not less than 90 days; and

4.	The confinement must be prescribed by a physician and be medically necessary; and

5.	Each withdrawal is accompanied by proof satisfactory to the Company that the Contract Owner still resides in the Nursing Care Facility.

A Licensed Nursing Care Facility is an institution licensed by the state in which it is located to provide skilled nursing care, intermediate nursing care or custodial nursing care.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

NHB	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

INDIVIDUAL RETIREMENT ANNUITY RIDER

This rider modifies the Contract to which it is attached so that it may qualify as an Individual Retirement Annuity (IRA) under Section 408(b) of the Internal Revenue Code (Code) and the Regulations under that Section. In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The effective date of this rider is the date the rider is attached to the Contract. Where appropriate, the word “certificate” shall be substituted for the word “contract”, the word “participant” shall be substituted for the word “owner” or “contract owner”, and the word “endorsement” shall be substituted for the word “rider”. The Contract is modified as follows:

1.
The Contract Owner and the Annuitant shall be the same individual; neither may be changed and there shall be no Joint Contract Owner. Hereafter all references to the Contract Owner shall include the Annuitant.

2.	The interest of the Contract Owner under this Contract shall be nonforfeitable.

3.
The Contract may not be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose, or otherwise transferred (other than a transfer incident to a divorce or separation instrument in accordance with Section 408(d)(6) of the Code) to any person other than to the Company.

4.	This Contract is established for the exclusive benefit of the Contract Owner and his or her Beneficiary(ies).

5.
(a)   Except in the case of a rollover contribution (as permitted by Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16) of the Code) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code Section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed:

$3,000 for any taxable year beginning in 2002 through 2004;
$4,000 for any taxable year beginning in 2005 through 2007; and
$5,000 for any taxable year beginning in 2008 and years thereafter.

After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(C). Such adjustments will be in multiples of $500.

(b)	In the case of an individual who is 50 or older, the annual cash contribution limit is increased by:

$500 for any taxable year beginning in 2002 through 2005; and
$1,000 for any taxable year beginning in 2006 and years thereafter.

(c)
No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan

IRA-1MM	1	07-02

will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the Contract Owner first participated in that employer’s SIMPLE IRA plan.

	(d)	In the case of an employer contribution made pursuant to a SEP as described in Code Section 408(k), any such contribution shall be limited to the lesser of 25% of the Contract Owner’s compensation or $40,000, as adjusted under Code Section 415(d). For purposes of the 25% limitation described in the preceding sentence, the Contract Owner’s compensation does not include any elective deferral described in Code Section 402(g)(3) or any amount that is contributed by the Contract Owner’s employer at the election of the Contract Owner and that is not includible in the Contract Owner’s gross income under Code Sections 125, 132(f)(4) or 457.

6.	(a)
Notwithstanding any provision of this IRA to the contrary, the distribution of the Contract Owner’s interest in the IRA shall be made in accordance with the requirements of Code Section 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under section 7(c)) must satisfy the requirements of Code Section 408(a)(6) and the regulations thereunder, rather than paragraphs (b), (c) and (d) of this section 6 and section 7.

(b)
The entire interest of the Contract Owner will commence to be distributed no later than the first day of April following the calendar year in which the Contract Owner attains age 70 1/2 (the “required beginning date”) over (1) the life of the Contract Owner or the lives of the Contract Owner and his or her designated beneficiary or (2) a period certain not extending beyond the life expectancy of the Contract Owner and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year and must be either nonincreasing or they may increase only as provided in Q&As-1 and 4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, or as may be provided in any subsequent final regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, or those which may be set forth in any subsequent final regulations.

(c)
The distribution periods described in paragraph (b) of this section 6 cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, or those which may be set forth in any subsequent final regulations.

(d)
The first required payment can be made as late as April 1 of the year following the year the Contract Owner attains age 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

7.	(a)
If the Contract Owner dies on or after required distributions commence, the remaining portion of his or her interest will continue to be distributed in accordance with regulations promulgated under Code Section 401(a)(9).

(b)	If the Contract Owner dies before required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

IRA-1MM	2	07-02

(1)
If the designated beneficiary is someone other than the Contract Owner’s surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Contract Owner’s death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Contract Owner’s death, or, if elected, in accordance with paragraph (b)(3) of this section 7.

(2)
If the Contract Owner’s sole designated beneficiary is the Contract Owner’s surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Contract Owner’s death (or by the end of the calendar year in which the Contract Owner would have attained age 70 1/2, if later), over such spouse’s life, or, if elected, in accordance with paragraph (b)(3) of this section 7. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse’s death, over the spouse’s designated beneficiary’s remaining life expectancy determined using such beneficiary’s age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph (b)(3) of this section 7. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed in accordance with regulations promulgated under Code Section 401(a)(9).

(3)
If there is no designated beneficiary, or if applicable by operation of paragraph (b)(1) or (b)(2) of this section 7, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Contract Owner’s death (or of the spouse’s death in the case of the surviving spouse’s death before distributions are required to begin under paragraph (b)(2) of this section 7).

(4)
Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse’s remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse’s age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary’s age in the year specified in paragraph (b)(1) or (b)(2) of this section 7 and reduced by 1 for each subsequent year.

(c)
The “interest” in this IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and 8 of Section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under this IRA, such as guaranteed death benefits.

(d)
For purposes of paragraphs (a) and (b) of this section 7, required distributions are considered to commence on the Contract Owner’s required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(2) of this section 7. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Section 1.401(a)(9)-6T of the Temporary

IRA-1MM	3	07-02

Income Tax Regulations, or those set forth in any subsequent final regulations, then required distributions are considered to commence on the annuity starting date.

(e)
If the sole designated beneficiary is the Contract Owner’s surviving spouse, the spouse may elect to treat the IRA as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA or fails to take required distributions as a beneficiary.

8.
The Contract Owner or the designated beneficiary may elect for the designated beneficiary, in lieu of receiving distributions under paragraph (b)(1) of section 7, to receive distributions calculated in accordance with paragraph (b)(1) of section 7 and to name a beneficiary entitled to receive the designated beneficiary’s entire remaining interest upon the death of the designated beneficiary. The election by the designated beneficiary under this section 8 must be made no later than December 31st of the year following the year of the Contract Owner’s death.

Distributions to the beneficiary of the designated beneficiary pursuant to an election under this section 8 shall continue to be made over the remaining life expectancy of the designated beneficiary and shall in no event exceed the duration of the designated beneficiary’s remaining life expectancy. Distributions made pursuant to this option shall be made on a monthly, quarterly, semi-annual or annual basis, as selected by the designated beneficiary or the beneficiary of the designated beneficiary, as applicable.
Upon the death of the Contract Owner, the contract value representing the interest to which the designated beneficiary is entitled will remain allocated to the investment options selected by the Contract Owner prior to his or her death, unless changed by the designated beneficiary. The designated beneficiary and the beneficiary of the designated beneficiary may subsequently effect transfers between investment options under the terms and conditions applicable to the Contract Owner and as set forth in the Contract.
Subsequent to the death of the Contract Owner, no further Purchase Payments may be made.
During the distribution period, the designated beneficiary and, after his or her death, the beneficiary of the designated beneficiary, may withdraw additional amounts of the contract value existing at the time of any such additional withdrawal request. In the event of such an additional withdrawal by the designated beneficiary or the beneficiary of the designated beneficiary, as the case may be, the remaining distribution amounts to be paid over the designated beneficiary’s life expectancy shall be adjusted in accordance with the reduced contract value resulting from the additional withdrawals, in conformance with the regulations promulgated under Code Section 401(a)(9).

9.
The issuer of this IRA shall furnish annual calendar year reports concerning the status of this IRA and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

IRA-1MM	4	07-02

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

ROTH INDIVIDUAL RETIREMENT ANNUITY RIDER

(Under section 408A of the Internal Revenue Code)

INTRODUCTION

GENERAL INSTRUCTIONS (Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

This annuity rider, modeled after IRS Form 5305-RB, meets the requirements of section 408A and has been automatically approved by the IRS. A Roth individual retirement annuity (Roth IRA) is established after the contract, which includes this rider, is fully executed by both the individual (annuitant) and the issuer. The contract must be for the exclusive benefit of the annuitant or his or her beneficiaries.

Do not file this form with the IRS. Instead, keep it for records purposes.

Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the annuitant’s gross income; and distributions after 5 years that are made when the annuitant is 59 1/2 years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the annuitant can get from the issuer, get Pub. 590, Individual Retirement Arrangements (IRAs).

DEFINITIONS

IRA Conversion Contributions. IRA Conversion Contributions are amounts rolled over, transferred, or considered transferred from a non-Roth IRA to a Roth IRA. A non-Roth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

Issuer. The issuer is the insurance company providing the annuity contract. The insurance company may use other terms besides “issuer” to refer to itself, such as, “company”, “insurer”, or “us.”

Annuitant. The annuitant is the person who establishes the annuity contract. The insurance company may use other terms besides “annuitant” to refer to the person who establishes the annuity contract, such as “owner”, “applicant”, “insured”, or “you”.

SPECIFIC INSTRUCTIONS

Article I. The annuitant may be subject to a 6-percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the annuitant have been made for the same tax year, (2) the annuitant’s adjusted gross income exceeds the applicable limits in Article II for the tax year, or (3) the

Roth IRA-1MM	1	07-02

annuitant’s and spouse’s compensation does not exceed the amount contributed for them for the tax year. The annuitant should see the disclosure statement or Pub. 590 for more information.

Article V. This article describes how distributions will be made from the Roth IRA after the annuitant’s death. Elections made pursuant to this article should be reviewed periodically to ensure they correspond to the annuitant’s intent. Under paragraph 2 of Article V, the annuitant’s spouse is treated as the owner of the Roth IRA upon the death of the annuitant, rather than as the beneficiary. Overriding language has been added to Article IX to enable the spouse to be treated as the beneficiary, and not the owner.

Article IX. Article IX and any that follow it may incorporate additional provisions that are agreed to by the annuitant and issuer to complete the contract. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the issuer, issuer’s fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the annuitant, etc. These provisions may be on additional pages, if necessary, attached to this form.

TEXT

This rider is made a part of the annuity contract to which it is attached, and the following provisions apply in lieu of any provisions in the contract to the contrary. This Roth IRA rider supersedes a prior Roth IRA rider.

The annuitant is establishing a Roth individual retirement annuity (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

Article I

Except in the case of a rollover contribution described in section 408A(e), a recharacterized contribution described in section 408A(d)(6), or an IRA Conversion Contribution, the issuer will accept only cash contributions up to $3,000 per year for tax years 2002 through 2004. That contribution limit is increased to $4,000 for tax years 2005 through 2007 and $5,000 for 2008 and thereafter. For individuals who have reached the age of 50 before the close of the tax year, the contribution limit is increased to $3,500 per year for tax years 2002 through 2004, $4,500 for 2005, $5,000 for 2006 and 2007, and $6,000 for 2008 and thereafter. For tax years after 2008, the above limits will be increased to reflect a cost-of-living adjustment, if any.

Article II

1.
The contribution limit described in Article I is gradually reduced to $0 for higher income annuitants. For a single annuitant, the annual contribution is phased out between adjusted gross income (AGI) of $95,000 and $110,000; for a married annuitant filing jointly, between AGI of $150,000 and $160,000; and for a married annuitant filing separately, between AGI of $0 and $10,000. In the case of a conversion, the issuer will not accept IRA Conversion Contributions in a tax year if the annuitant’s AGI for the tax year the funds were distributed from the other IRA exceeds $100,000 or if the annuitant is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

2.	In the case of a joint return, the AGI limits in the preceding paragraph apply to the combined AGI of the annuitant and his or her spouse.

Roth IRA-1MM	2	07-02

Article III

The annuitant’s interest in the contract is nonforfeitable and nontransferable.

Article IV

1.	The contract does not require fixed contributions.

2.
Any dividends (refund of contributions other than those attributable to excess contributions) arising under the contract will be applied (before the close of the calendar year following the year of the dividend) as contributions toward the contract.

Article V

1.
If the annuitant dies before his or her entire interest in the contract is distributed to him or her and the annuitant’s surviving spouse is not the designated beneficiary, the remaining interest in the contract will be distributed in accordance with (a) below or, if elected or there is no designated beneficiary, in accordance with (b) below:

(a)
The remaining interest in the contract will be distributed, starting by the end of the calendar year following the year of the annuitant’s death, over the designated beneficiary’s remaining life expectancy, or a period no longer than such remaining life expectancy, as determined in the year following the death of the annuitant. Life expectancy is determined using the single life table in Regulations section 1.401(a)(9)-9.

(b)	The remaining interest in the contract will be distributed by the end of the calendar year containing the fifth anniversary of the annuitant’s death.

2.	If the annuitant’s spouse is the designated beneficiary on the annuitant’s date of death, such spouse will then be treated as the annuitant.

Article VI

1.
The annuitant agrees to provide the issuer with information necessary for the issuer to prepare any reports required by sections 408(i) and 408A(d)(3)(E), Regulations section 1.408-5 and 1.408-6, or other guidance published by the Internal Revenue Service (IRS).

2.	The issuer agrees to submit to the IRS and annuitant the reports prescribed by the IRS.

Article VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles inconsistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VIII

This rider will be amended as necessary to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the contract.

Article IX

1.
Except in the case of disability or a distribution that is a first-time homebuyer expense (limited to $10,000), in the event that any distribution is made to the annuitant under this contract prior to his/her attaining age 59 1/2, such distribution may be subject to certain federal tax penalties.

Roth IRA-1MM	3	07-02

2.	The annuitant under this contract must also be the owner of the contract. No contingent annuitant or joint annuitant may be named.

3.	Part 2 of Article V of this rider is amended by changing the word “will” to “may”.

4.	Contributions may be made after the annuitant attains age 70 1/2.

5.
Where appropriate, the word “certificate” shall be substituted for the word “contract”, the word “participant” shall be substituted for the word “owner” or “contract owner”, and the word “rider” shall be substituted for the word “endorsement”.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

Roth IRA-1MM	4	07-02

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

SIMPLE IRA RIDER
(Savings Incentive Match Plan for Employees of Small Employers)

This rider modifies the Contract to which it is attached so that it may qualify as a simple retirement annuity, which is part of a “savings incentive match plan” (SIMPLE IRA) established by an eligible employer under Section 408(p) of the Internal Revenue Code of 1986, as amended (Code), and the Regulations under that Section. In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The effective date of this rider is the date the rider is attached to the Contract. Where appropriate, the word “certificate” shall be substituted for the word “contract”, the word “participant” shall be substituted for the word “owner” or “contract owner”, and the word “endorsement” shall be substituted for the word “rider”. The Contract is modified as follows:

1.
The Contract Owner and the Annuitant shall be the same individual; neither may be changed and there shall be no Joint Contract Owner. Hereafter all references to the Contract Owner shall include the Annuitant.

2.	The interest of the Contract Owner under this Contract shall be nonforfeitable.

3.
The Contract may not be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose, or otherwise transferred (other than a transfer incident to a divorce or separation instrument in accordance with Section 408(d)(6) of the Code) to any person other than to the Company.

4.	This Contract is established for the exclusive benefit of the Contract Owner and his or her Beneficiary(ies).

5.	This SIMPLE IRA will accept only:

(a)	a cash contribution made by an employer on behalf of the individual under a SIMPLE IRA plan that meets the requirements of Code Section 408(p), and

(b)	a rollover contribution or a transfer of assets from another SIMPLE IRA of the Contract Owner.

No other contributions will be accepted.

6.
(a) Notwithstanding any provision of this SIMPLE IRA to the contrary, the distribution of the Contract Owner’s interest in the SIMPLE IRA shall be made in accordance with the requirements of Code Section 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the SIMPLE IRA (as determined under section 7(c)) must satisfy the requirements of

SIMPLEIRA-1MM	1	07-02

Code Section 408(a)(6) and the regulations thereunder, rather than paragraphs (b), (c) and (d) below and section 7.

(b)
The entire interest of the Contract Owner will commence to be distributed no later than the first day of April following the calendar year in which the Contract Owner attains age 70 1/2 (the “required beginning date”) over (1) the life of the Contract Owner and his or her designated beneficiary or (2) a period certain not extending beyond the life expectancy of the Contract Owner or the joint and last survivor expectancy of the Contract Owner and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year and must be either nonincreasing or they may increase only as provided in Q&As 1 and 4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

(c)	The distribution periods described in paragraph (b) above cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

(d)
The first required payment can be made as late as April 1 of the year following the year the Contract Owner attains age 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

7.	(a)	If the Contract Owner dies on or after required distributions commence, the remaining portion of his or her interest will continue to be distributed under the contract option chosen.

(b)	If the Contract Owner dies before required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

(1)
If the designated beneficiary is someone other than the Contract Owner’s surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual’s death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Contract Owner’s death, or, if elected, in accordance with paragraph (b)(3) below.

(2)
If the Contract Owner’s sole designated beneficiary is the Contract Owner’s surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Contract Owner’s death (or by the end of the calendar year in which the Contract Owner would have attained age 70 1/2, if later), over such spouse’s life, or, if elected, in accordance with paragraph (b)(3) below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse’s death, over the spouse’s designated beneficiary’s remaining life expectancy determined using such beneficiary’s age as of his or her birthday in the

SIMPLEIRA-1MM	2	07-02

year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph (b)(3) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

(3)
If there is no designated beneficiary, or if applicable by operation of paragraph (b)(1) or (b)(2) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Contract Owner’s death (or of the spouse’s death in the case of the surviving spouse’s death before distributions are required to begin under paragraph (b)(2) above).

(4)
Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse’s remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse’s age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary’s age in the year specified in paragraph (b)(1) or (2) reduced by 1 for each subsequent year.

(c)
The “interest” in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As 7 and 8 of Section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

(d)
For purposes of paragraphs (a) and (b) above, required distributions are considered to commence on the Contract Owner’s required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(2) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

(e)
If the sole designated beneficiary is the Contract Owner’s surviving spouse, the spouse may elect to treat the IRA as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA (permitted under the contribution rules for SIMPLE IRAs as if the surviving spouse were the owner) or fails to take required distributions as a beneficiary.

8.
The issuer of this SIMPLE IRA shall furnish annual calendar year reports concerning the status of the SIMPLE IRA and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

If contributions made on behalf of the Contract Owner under a SIMPLE IRA plan maintained by the Contract Owner’s employer are received directly by the issuer of this SIMPLE IRA contract from the employer, the issuer will provide the employer with the summary description required by Code Section 408(1)(2)(B).

SIMPLEIRA-1MM	3	07-02

9.
If this SIMPLE IRA is maintained by a designated financial institution (within the meaning of Code Section 408(p)(7)) under the terms of a SIMPLE IRA plan of the Contract Owner’s employer, the Contract Owner must be permitted to transfer the Contract Owner’s balance without cost or penalty (within the meaning of Code Section 408(p)(7)) to another IRA of the Contract Owner that is qualified under Code Section 408(a), (b) or (p), or to another eligible retirement plan described in Code Section 402(c)(8)(B).

10.
Prior to the expiration of the two-year period beginning on the date the Contract Owner first participated in any SIMPLE IRA plan maintained by the Contract Owner’s employer, any rollover or transfer by the Contract Owner of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the Contract Owner. Any distribution of funds to the Contract Owner during this two-year period may be subject to a 25 percent additional tax if the Contract Owner does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this two-year period, the Contract Owner may roll over or transfer funds to any IRA of the Contract Owner that is qualified under Code Section 408(a), (b) or (p), or to another eligible retirement plan described in Code Section 402(c)(8)(B).

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

SIMPLEIRA-1MM	4	07-02

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

QUALIFIED PLAN RIDER

This rider modifies the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Section 401(a) or 403(a) of the Internal Revenue Code (Code). In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The Company may further amend the Contract from time to time to meet any requirements applicable to such plans. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. Where appropriate, the word “certificate” shall be substituted for the word “contract”, and the word “endorsement” shall be substituted for the word “rider”. The Contract is modified as follows:

1.
The Contract cannot be sold, discounted, assigned or pledged as collateral for a loan, or as security for the performance of any other obligation, or for any other purpose, to anyone other than the Company. However, the policy may be assigned to the Annuitant.

2.
The Annuitant may only be made the Contract Owner of this Contract under the following circumstances: (1) upon the conversion of this Contract to an individual retirement annuity under Code Section 408; (2) upon the conversion of this Contract to a tax-sheltered annuity under Code Section 403(b); (3) at the time of commencement of Annuity Payments; or (4) upon transfer of ownership of this Contract to the Annuitant, provided, however, that in such case, this Contract shall remain nontransferable.

3.	While the Contract Owner is a retirement plan fiduciary, the Beneficiary shall be such Contract Owner.

4.	(a)
The entire interest of the Annuitant will commence to be distributed no later than the first day of April following the later of the calendar year in which the Annuitant attains age 70- 1/2 or the calendar year in which the Annuitant retires (the “required beginning date”) over (1) the life of the Annuitant or the lives of the Annuitant and his or her designated beneficiary or (2) a period certain not extending beyond the life expectancy of the Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year and must be either nonincreasing or they may increase only as provided in Q&As-1 and 4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, or as may be provided in any subsequent final regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, or those which may be set forth in any subsequent final regulations.

(b)
The distribution periods described in paragraph (a) of this section 4 cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, or those which may be set forth in any subsequent final regulations.

(c)	The first required payment can be made as late as April 1 of the year following the later of the year the Annuitant attains age 70- 1/2 or retires and must be the payment that is required

QP.1	1	09-03

for one payment interval. The second payment need not be made until the end of the next payment interval.

5.
The Contract may receive a direct rollover of an eligible rollover distribution or a participant contribution of an eligible rollover distribution from: a qualified plan described in Code section 401(a) or 403(a), excluding after-tax employee contributions; an annuity contract described in Code section 403(b), excluding after-tax employee contributions; an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or an individual retirement account or annuity described in Code section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

6.
Contract amounts eligible for rollover may be directly rolled over to a qualified plan described in Code section 401(a) or 403(a); an annuity contract described in Code section 403(b); an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or an individual retirement account or annuity described in Code section 408(a) or 408(b). Provided, however, that the portion of a distribution consisting of after-tax employee contributions may only be transferred to an individual retirement account or annuity described in Code section 408(a) or 408(b) or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

7.
The Company is not responsible for carrying out the terms of any trust or other agreement which is not a part of this Contract. The Company’s only responsibility is to perform according to the terms of the Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

QP.1	2	09-03

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

UNISEX ANNUITY RATES RIDER

This rider modifies the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The Company may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

1.	Deleting any reference to sex; and

2.	The Contract is further modified by substituting the attached Annuity Rate Tables 1, 2, 3, 5, 6, and 7 for the corresponding Annuity Rate Tables in the Annuity Rates section of the Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

UNISEX	1	09-01

FIXED ANNUITY RATES
TABLE 1 - OPTIONS A & B
MONTHLY PAYMENTS PER $1,000

Unisex

Age	Life Only	Years Certain & Life			Age
		5	10	20
50	3.76	3.76	3.75	3.70	50
51	3.82	3.81	3.80	3.75	51
52	3.88	3.87	3.86	3.80	52
53	3.94	3.93	3.92	3.85	53
54	4.00	4.00	3.98	3.90	54
55	4.07	4.06	4.04	3.96	55
56	4.14	4.13	4.11	4.01	56
57	4.21	4.21	4.18	4.07	57
58	4.29	4.29	4.26	4.13	58
59	4.38	4.37	4.34	4.20	59
60	4.47	4.46	4.42	4.26	60
61	4.56	4.55	4.51	4.32	61
62	4.66	4.65	4.61	4.39	62
63	4.77	4.76	4.70	4.46	63
64	4.89	4.87	4.81	4.53	64
65	5.01	4.99	4.92	4.60	65
66	5.14	5.12	5.03	4.67	66
67	5.28	5.25	5.16	4.73	67
68	5.43	5.39	5.28	4.80	68
69	5.59	5.55	5.42	4.87	69
70	5.76	5.71	5.56	4.93	70
71	5.94	5.88	5.70	5.00	71
72	6.14	6.07	5.86	5.06	72
73	6.34	6.27	6.02	5.11	73
74	6.57	6.47	6.18	5.17	74
75	6.81	6.70	6.35	5.21	75
76	7.07	6.93	6.53	5.26	76
77	7.34	7.18	6.70	5.30	77
78	7.64	7.44	6.89	5.33	78
79	7.95	7.72	7.07	5.36	79
80	8.29	8.01	7.26	5.39	80
81	8.66	8.33	7.45	5.42	81
82	9.06	8.65	7.63	5.44	82
83	9.48	8.99	7.81	5.45	83
84	9.94	9.35	7.99	5.47	84
85	10.42	9.73	8.15	5.48	85

UNISEX	2	09-01

FIXED ANNUITY RATES
TABLE 2 - OPTION C
MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY

UNISEX (1) AGE	UNISEX (2)										UNISEX (1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.11	3.16	3.21	3.25	3.27	3.30	3.31	3.32	3.33	3.33	40
45	3.16	3.24	3.31	3.37	3.42	3.45	3.48	3.50	3.51	3.51	45
50	3.21	3.31	3.41	3.50	3.57	3.63	3.68	3.71	3.73	3.74	50
55	3.25	3.37	3.50	3.62	3.74	3.84	3.91	3.97	4.01	4.03	55
60	3.27	3.42	3.57	3.74	3.90	4.06	4.18	4.28	4.36	4.40	60
65	3.30	3.45	3.63	3.84	4.06	4.28	4.48	4.66	4.79	4.88	65
70	3.31	3.48	3.68	3.91	4.18	4.48	4.79	5.07	5.30	5.48	70
75	3.32	3.50	3.71	3.97	4.28	4.66	5.07	5.49	5.89	6.21	75
80	3.33	3.51	3.73	4.01	4.36	4.79	5.30	5.89	6.49	7.04	80
85	3.33	3.51	3.74	4.03	4.40	4.88	5.48	6.21	7.04	7.90	85

FIXED ANNUITY RATES
TABLE 3 - OPTION D
MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY

UNISEX (1) AGE	UNISEX(2)										UNISEX (1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.18	3.22	3.25	3.28	3.30	3.31	3.32	3.33	3.33	3.33	40
45	3.27	3.33	3.38	3.42	3.45	3.48	3.49	3.50	3.51	3.52	45
50	3.37	3.45	3.52	3.58	3.63	3.68	3.71	3.73	3.74	3.75	50
55	3.48	3.57	3.67	3.76	3.84	3.91	3.96	4.00	4.03	4.04	55
60	3.59	3.71	3.83	3.95	4.07	4.18	4.28	4.34	4.39	4.42	60
65	3.72	3.85	4.00	4.16	4.33	4.50	4.65	4.77	4.86	4.92	65
70	3.86	4.01	4.18	4.38	4.60	4.84	5.07	5.28	5.45	5.57	70
75	4.00	4.17	4.37	4.61	4.89	5.20	5.54	5.87	6.17	6.40	75
80	4.16	4.34	4.57	4.84	5.17	5.57	6.03	6.52	7.00	7.41	80
85	4.31	4.51	4.76	5.07	5.45	5.93	6.51	7.18	7.89	8.59	85

UNISEX	3	09-01

VARIABLE ANNUITY RATES
TABLE 5 - OPTIONS A & B
MONTHLY PAYMENTS PER $1,000

Unisex

Age	Life Only	Years Certain & Life			Age
		5	10	20
50	4.36	4.36	4.35	4.29	50
51	4.41	4.41	4.40	4.33	51
52	4.47	4.47	4.45	4.38	52
53	4.53	4.52	4.51	4.43	53
54	4.59	4.59	4.56	4.48	54
55	4.66	4.65	4.63	4.53	55
56	4.73	4.72	4.69	4.58	56
57	4.80	4.79	4.76	4.64	57
58	4.88	4.87	4.84	4.70	58
59	4.96	4.95	4.91	4.75	59
60	5.05	5.04	4.99	4.82	60
61	5.14	5.13	5.08	4.88	61
62	5.24	5.23	5.17	4.94	62
63	5.35	5.33	5.27	5.00	63
64	5.46	5.44	5.37	5.07	64
65	5.59	5.56	5.48	5.13	65
66	5.72	5.69	5.59	5.20	66
67	5.85	5.82	5.71	5.27	67
68	6.00	5.96	5.84	5.33	68
69	6.16	6.12	5.97	5.39	69
70	6.33	6.28	6.11	5.45	70
71	6.52	6.45	6.25	5.51	71
72	6.71	6.63	6.40	5.57	72
73	6.92	6.83	6.55	5.62	73
74	7.15	7.04	6.72	5.67	74
75	7.39	7.26	6.88	5.72	75
76	7.65	7.49	7.05	5.76	76
77	7.92	7.74	7.23	5.80	77
78	8.22	8.00	7.41	5.83	78
79	8.54	8.28	7.59	5.86	79
80	8.88	8.57	7.77	5.89	80
81	9.25	8.88	7.95	5.91	81
82	9.65	9.21	8.13	5.93	82
83	10.08	9.55	8.31	5.95	83
84	10.54	9.90	8.48	5.96	84
85	11.03	10.28	8.64	5.97	85

UNISEX	4	09-01

VARIABLE ANNUITY RATES TABLE 6 - OPTION C MONTHLY PAYMENTS PER $1,000 UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY
UNISEX (1) AGE	UNISEX (2)										UNISEX (1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.73	3.78	3.82	3.86	3.89	3.91	3.93	3.94	3.95	3.95	40
45	3.78	3.85	3.92	3.97	4.02	4.05	4.08	4.10	4.11	4.12	45
50	3.83	3.92	4.01	4.09	4.16	4.22	4.27	4.30	4.32	4.34	50
55	3.86	3.97	4.09	4.21	4.32	4.41	4.49	4.55	4.59	4.62	55
60	3.89	4.02	4.16	4.32	4.47	4.62	4.75	4.85	4.92	4.97	60
65	3.91	4.05	4.22	4.41	4.62	4.83	5.03	5.21	5.34	5.44	65
70	3.93	4.08	4.27	4.49	4.75	5.03	5.33	5.61	5.85	6.03	70
75	3.94	4.10	4.30	4.55	4.85	5.21	5.61	6.03	6.42	6.75	75
80	3.95	4.11	4.32	4.59	4.92	5.34	5.85	6.42	7.02	7.58	80
85	3.95	4.12	4.34	4.62	4.97	5.44	6.03	6.75	7.58	8.43	85
VARIABLE ANNUITY RATES TABLE 7 - OPTION D MONTHLY PAYMENTS PER $1,000 UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY
UNISEX (1) AGE	UNISEX (2)										UNISEX (1) AGE
	40	45	50	55	60	65	70	75	80	85
40	3.81	3.84	3.87	3.89	3.91	3.93	3.94	3.95	3.95	3.95	40
45	3.89	3.94	3.99	4.03	4.06	4.08	4.10	4.11	4.12	4.13	45
50	3.99	4.05	4.12	4.18	4.23	4.27	4.30	4.32	4.34	4.35	50
55	4.10	4.18	4.26	4.35	4.42	4.49	4.54	4.58	4.61	4.63	55
60	4.21	4.31	4.42	4.54	4.65	4.75	4.84	4.91	4.96	5.00	60
65	4.35	4.46	4.60	4.74	4.90	5.06	5.21	5.33	5.42	5.49	65
70	4.50	4.63	4.79	4.97	5.18	5.40	5.63	5.83	6.00	6.13	70
75	4.67	4.81	5.00	5.22	5.48	5.78	6.10	6.42	6.72	6.95	75
80	4.84	5.01	5.22	5.47	5.78	6.16	6.60	7.08	7.55	7.97	80
85	5.03	5.21	5.44	5.73	6.09	6.54	7.10	7.75	8.46	9.15	85

UNISEX	5	09-01